As filed with the Securities and Exchange Commission on December 30, 1998
                                       Registration No. 333-61259

====================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                 AMENDMENT #1 TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------
                             ASI ENTERTAINMENT, INC.
                        ---------------------------------
             (Exact Name of registrant as specified in its charter)


  Delaware                       52-2101695                     3728

(State or other jurisdiction     (I.R.S. Employer          (Primary Standard
of incorporation or              Identification            Industrial Code
organization)                      Number)

                   Ronald J. Chapman, President
                    Suite 3, 1601 Main Road
              Research, Victoria, 3095 Australia
                        613 9 437 1233
      (Address, including zip code, and telephone number,
         including area code, of registrant's principal
                      executive offices)

                         Richard Mason
                   15200 East Girard Avenue
                          Suite 3000
                    Aurora, Colorado 80014
            Tel:  303/627-4480   Fax: 303/627-4783
         (Name, address, including zip code, and telephone number, including area code, of agent for service)

    Copies to:   Cassidy & Associates, 1504 R Street, N.W.
             Washington, D.C. 20009, 202/387-5400

Approximate date of commencement of proposed sale to the public:
         As soon as practicable after the effective date of
                          this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / X /

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.   /  /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /



                         CALCULATION OF REGISTRATION FEE

 Title of Each       Amount to be    Proposed      Proposed      Amount of
 Class of            Registered      Maximum       Maximum       Registration
 Securities to                       Offering      Aggregate     Fee (1)(2)
 be Registered                       Price Per     Offering
                                     Share         Price
 Common Stock
 held by Selling
 Security            5,754,337       $.0306(1)     $176,083      $58

 Common Stock
 Options held by
 Selling             4,927,173         $0.50(1)    $2,463,586    $813
 Security Holders

 Shares of Common
 Stock underlying
 Options             4,927,173           --          --            --

 TOTAL                                             $2,639,669     $871(3)

 (1) There is no current market for the securities and the dollar amount of the shares to be registered is de minimis based upon the estimated per share of Common Stock book value ($.0306).

 (2) Estimated solely for the purpose of calculating the registration fee based on Rule 457(f)(2).

 (3)     Previously paid by electronic transfer.

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
       SECTION 8(A), MAY DETERMINE.



       PROSPECTUS                   Subject to Completion, Dated  ____, 1998

                           ASI ENTERTAINMENT, INC.

       5,754,337 shares of Common Stock to be sold by the
                        Holders thereof
       4,927,173 Options and 4,927,173 shares of Common Stock
                    underlying such Options

               The Registration Statement of which this Prospectus is a part relates to the offer and sale of certain securities of ASI Entertainment, Inc., a recently created Delaware Corporation (the "Company") by the 36 holders thereof (the "Selling Securityholders") including (i) 5,754,337 shares (the "Shares") of the Company's common stock, par value $.0001 per share (the "Common Stock")(ii) 4,927,173 transferable Options (the "Options") and (iii) 4,927,173 shares of Common Stock issuable upon exercise of the Options (the "Option Shares"). The Shares, Options and Option Shares are hereinafter collectively referred to as the "Securities". All costs incurred in the registration of the Securities are being borne by the Company.

               The Company, a development stage Delaware corporation, was formed on April 29, 1998. The Company acquired all the outstanding stock of ASI Entertainment Pty. Ltd., an existing Australian corporation, in exchange for shares of Common Stock of the Company. The Company has three wholly owned subsidiaries, ASI Entertainment Pty. Ltd. (Australia), ASI Media Pty. Ltd. (an Australian subsidiary of ASI Entertainment Pty. Ltd.) and ASI Technologies, Inc., a newly created Delaware company. See "THE COMPANY." (Unless otherwise indicated, ASI Entertainment, Inc. and its subsidiaries are hereinafter collectively referred to as the "Company.")

               The Company offers to commercial airlines an integrated data communication and in-flight digital video entertainment system (the "ASI-9000 Program") which provides system integration, airline efficiencies, crew and passenger communications, passenger information and entertainment, and value added services tailored to its respective airline customers' requests. The Company anticipates receiving revenue from the sale of the advertising space available in the video and audio programs as well as other advertising areas. Since July, 1997, the Company has installed the ASI-9000 Program on nine aircraft operated by Air Europa, a Spanish airline, but has yet to receive significant revenues from advertisers or sponsors. See "BUSINESS".

               The Company has limited operations, revenue
       and capital.   Prior to the Company's offering of the
       Securities described herein, there has been no public market for the Common Stock or Options of the Company and there are no assurances that a public market will develop following completion of this Offering or that, if any such market does develop, it will be sustained.

               The Options may be transferred immediately upon the date that the registration statement of which this Prospectus is a part (the "Registration Statement") becomes or is declared effective by the Securities and Exchange Commission (the "Effective Date"). Each Option allows the holder thereof to purchase one share of Common Stock at an exercise price of $0.50 until June 30, 2000.

               The Securities will become tradeable on the Effective Date of this Prospectus. Sales of the Securities being offered by Selling Securityholders, or even the potential of such sales, may likely have an adverse effect on the market prices of the securities of the Company. The Selling Securityholders will receive the proceeds from the sale of the Securities being offered by them. The Company will not receive any of the proceeds from such sales. The Selling Securityholders, directly or through agents, dealers or representatives to be designated from time to time, may sell their Securities on terms to be determined at the time of sale. See "PLAN OF DISTRIBUTION." The Selling Securityholders reserve the sole right to accept or reject, in whole or in part, any proposed purchase of the Securities being offered by them.

       THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK.  SEE
       "RISK FACTORS" CONTAINED IN THIS PROSPECTUS BEGINNING
       ON PAGE 7.

               THESE SECURITIES HAVE NOT BEEN APPROVED OR
       DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               FOLLOWING THE COMPLETION OF THIS OFFERING,
       CERTAIN BROKER-DEALERS MAY BE THE PRINCIPAL MARKET MAKERS FOR THE SECURITIES OFFERED HEREBY. UNDER THESE CIRCUMSTANCES, THE MARKET BID AND ASKED PRICES FOR THE SECURITIES MAY BE SIGNIFICANTLY INFLUENCED BY DECISIONS OF THE MARKET MAKERS TO BUY OR SELL THE SECURITIES FOR THEIR OWN ACCOUNT. NO ASSURANCE CAN BE GIVEN THAT ANY MARKET MAKING ACTIVITIES OF THE MARKET MAKERS, IF COMMENCED, WILL BE CONTINUED.

               IN CONNECTION WITH THIS OFFERING, CERTAIN
       UNDERWRITERS MAY ENGAGE IN PASSIVE MARKET MAKING
       TRANSACTIONS IN THE COMPANY'S COMMON STOCK ON NASDAQ
       IN ACCORDANCE WITH RULE 103 OF REGULATION M.  SEE
       "PLAN OF DISTRIBUTION".

               FOR A PERIOD OF AT LEAST ONE YEAR FOLLOWING
       CLOSING OF THIS OFFERING, THE COMPANY WILL BE REQUIRED BY THE SECURITIES EXCHANGE ACT OF 1934 TO FILE PERIODIC REPORTS AND OTHER INFORMATION WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH MATERIAL MAY BE INSPECTED AT THE COMMISSION'S PRINCIPAL OFFICES AT JUDICIARY PLAZA, 450 FIFTH STREET, N.W. WASHINGTON, D.C. 20459 OR AT ITS WEB SITE HTTP://WWW.SEC.GOV AND COPIES MAY BE OBTAINED ON PAYMENT OF CERTAIN FEES PRESCRIBED BY THE COMMISSION. THE COMPANY WILL FURNISH TO HOLDERS OF ITS COMMON STOCK ANNUAL REPORTS CONTAINING AUDITED FINANCIAL STATEMENTS EXAMINED AND REPORTED UPON, AND WITH AN OPINION EXPRESSED BY AN INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT. THE COMPANY MAY ISSUE OTHER UNAUDITED INTERIM REPORTS TO ITS SHAREHOLDERS AS IT DEEMS APPROPRIATE.

             [LEGEND FOR RED HERRING PROSPECTUS ]

       The information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                                      Underwriting       Proceeds
                        Price to      Discounts and      to Company
                        Public        Commissions(2)     or Other Persons

        Per Share       Unknown       $ 0                (3)
        Per Option      Unknown       $ 0                (3)

        Total           Unknown       $ 0                (3)


       (1) All the securities are being sold by the Selling Securityholders and no offering price to the public has been determined. Each Selling Securityholder will sell its securities in separate transactions at prices to be negotiated at that time.
       (2) The Securities are being sold by the Selling Securityholders and the Company has no agreements or understandings with any broker or dealer for the sales of such Securities. A Selling Securityholder may determine to use a broker-dealer in the sale of its securities and the commission paid to such broker-dealer if any, will be determined at that time.
               Prior to the involvement of any such
               broker-dealer, such broker-dealer must seek and obtain clearance of the compensation arrangements from the National Association of Securities Dealers, Inc. In such event, the Company will file a post effective amendment identifying such broker-dealer(s).
       (3) The Company will not receive any proceeds from the sale of the Securities. The Selling Securityholders will receive the proceeds from the sale of such Securities. The Company will receive the proceeds from the exercise, if any, of the Options. See "DESCRIPTION OF SECURITIES".


           The date of this Prospectus is ________________, 1998.

                             PROSPECTUS SUMMARY

               The following summary is qualified in its entirety by reference to and should be read in conjunction with more detailed information and financial data (including the financial statements and the notes thereto) appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety, including the financial data. All dollar figures are reported in U.S. dollars unless otherwise indicated as Australian dollars. As of August 8, 1998 the exchange rate for US$1.00 was A$1.65.

               1. THE COMPANY. ASI Entertainment, Inc. (the "Company"), is a development stage Delaware corporation. In July, 1998, the Company acquired all the outstanding shares of common stock of ASI Entertainment Pty. Ltd., an existing Australian corporation specializing in in-flight entertainment in an exchange for shares of the Company's Common Stock. As a result of the stock exchange, ASI Entertainment Pty. Ltd. and its Australian subsidiary, ASI Media Pty. Ltd., became wholly-owned subsidiaries of the
       Company.   ASI Technologies, Inc., a newly created
       Delaware corporation, is also a wholly-owned
       subsidiary of the Company.   Unless otherwise
       indicated, the Company and its subsidiaries are collectively referred herein to as the "Company". ASI Entertainment Pty. Ltd. was a wholly owned subsidiary of ASI Technologies Pty. Ltd. ("ASIT Australia"), an Australian corporation, until 1996 when it became an independent corporation through a corporate restructuring. Certain of the officers, directors and Selling Securityholders of the Company are shareholders of ASIT Australia and Messrs. Chapman and Chappell, directors of the Company, are the directors of ASIT Australia. See "MANAGEMENT". The United States offices of the Company are located at 15200 East Girard Avenue, Suite 3000 Aurora, Colorado 80014.
        The Australian offices are located at Suite 3, 1601 Main Road, Research, Victoria, 3095 Australia.

               2.  BUSINESS OPERATIONS.    The Company began
       operations in July, 1997 and has limited sales and revenues to date. See "FINANCIAL STATEMENTS" and "BUSINESS". The Company has acquired from ASIT Australia the ASI-9000 Program. The ASI-9000 Program consists of and integrates (i) the ACAMS II, a cabin management and communication hardware system, (ii) a computer video system and (iii) a marketing program for destination and corporate advertising on-board commercial aircraft. The ACAMS system was developed and is owned by ASIT Australia and flight tested on Qantas Airways. The ACAMS II system is currently undergoing a certification process to achieve approval of the Federal Aviation Administration ("FAA") for use on commercial aircraft. Once certified, the Company intends to purchase the ACAMS II terminals from ASIT Australia. The Company enters into agreements with commercial airlines for the installation and maintenance of the ASI-9000 Program. The ASI-9000 Program is designed to generate revenues from the sale of advertising space on the in-flight video and audio programs as well as other possible forms of advertising from destination sponsors and corporations. The Company subcontracts the production, installation, and maintenance of the ASI-9000 Program. Until final certification of the ACAMS II, the Company is using the CMA-3200 computer platform for installation of the ASI-9000 Program.
       The Company has entered into an agreement with and has
        installed the ASI-9000 Program on nine aircraft owned by Air Europa, a Spanish airline.

               3. THE OFFERING. The Company is not offering any shares for sale. The Securities offered by the Selling Securityholders included in the Registration Statement of which this Prospectus is a part consist of (i) 5,754,337 Shares (ii) 4,927,173 transferable Options, and (iii) 4,927,173 shares of Option Stock. The Shares of Common Stock offered by the Selling Securityholders hereby, without giving effect to the exercise of any Options, constitute 100% of the outstanding Common Stock of the Company.

               4. THE MARKET. The Company will market its products to small and mid-sized United States domestic and foreign airlines with approximately 10 to 200 aircraft, that operate with tight budgetary constraints, and that compete with the major airlines.
        The Company intends to sell its products utilizing
       foreign media agents.  The Company believes that Air
       Europa and other airlines will choose to install the Company's program because it allows the airline to provide passengers value-added services at little cost to the airline. The Company believes that its current and future advertisers and sponsors will choose to advertise on the Company's program because of the relatively inexpensive cost of reaching a highly targeted audience. In-flight advertisements will promote a client advertiser's goods and services prior to arrival in a destination city. Passengers will be able to purchase products or make bookings directly with participating advertisers. The Company believes this advertising will be especially attractive to companies offering goods or services in the destination city. The Company believes that the results from the testing of the system on Hawaiian Airlines show that there is a market for destination advertisers. See "BUSINESS".

               5.  USE OF PROCEEDS.  The Company will not
       receive any proceeds from the sale of the Securities offered herein.

               6. OFFERED BY. The Selling Securityholders are offering the Securities through their own efforts and, possibly, through one or more broker-dealers. If used, broker-dealers may receive a selling commission of the proceeds from the sale of the securities. No selling commission will be paid to any officer of director of the Company.

               7.  TRANSFER AGENT.  Continental Stock
       Transfer & Trust Company acts as transfer agent for the Securities. See "DESCRIPTION OF
       SECURITIES--Transfer Agent and Registrar."

               8.  TRADING MARKET.  The Company intends to
       initially apply for admission to quotation of its securities on the NASD OTC Bulletin Board. The
       Company intends to apply for listing on the Nasdaq
       SmallCap Market when, and if, it qualifies for such admission. There can be no assurance that the Company's securities will be listed on any such exchange or that the Company will meet the admission requirements of the NASD OTC Bulletin Board or the Nasdaq SmallCap Market. See "RISK FACTORS -- No
       Current Trading Market for the Company's Securities" and "DESCRIPTION OF SECURITIES - Admission to
       Quotation to Nasdaq SmallCap Market and NASD OTC
       Bulletin Board".

                           SELECTED FINANCIAL DATA

               The following table sets forth selected
       financial information in U.S. dollars concerning ASI
       Entertainment Pty. Ltd. for the fiscal year ended June
       30, 1998 and the unaudited selected financial information for September 30, 1998.


                                 At September 30, 1998      At June 30, 1998
                                 (unaudited)                    (Audited)
       Balance Sheet Data:
          Current assets                     $26,318          $    90,268
          Fixed and other assets           1,406,839            1,446,460
       Total Assets                        1,433,157            1,536,728
          Total Liabilities                    5,949                8,271
          Stockholders' equity (deficit)   1,427,208            1,528,457
       Total Liabilities and Equity      $ 1,433,157            1,536,728

                                      Three Months Ended        Year Ended
                                   September 30 (Unaudited)   June 30 (Audited)
                                       1998         1997            1998
       Income Statement Data:

          Net Sales                $ 17,735        $20,006        $44,957
          Cost of Sales               9,293         10,003         22,478
          Gross Profit                8,442         10,003         22,479
          Operating Expenses        101,138         66,163        496,258
          Net Loss                $ (92,696)      $(56.160)     $(473,779)

               The selected financial data above for the year ended June 30, 1998 is a summary only and has been derived from and is qualified in its entirety by reference to the Company's financial statements and the report related thereto from Weinberg & Company, Certified Public Accountants, included elsewhere in this Prospectus. See "EXPERTS" and "FINANCIAL STATEMENTS."

                                RISK FACTORS

       THE SECURITIES OFFERED HEREBY ARE SPECULATIVE IN NATURE AND INVOLVE A HIGH DEGREE OF RISK. THEREFORE, EACH PROSPECTIVE INVESTOR SHOULD, PRIOR TO PURCHASE, CONSIDER VERY CAREFULLY THE FOLLOWING RISK FACTORS, AS WELL AS ALL OF THE OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS AND THE INFORMATION CONTAINED IN THE FINANCIAL STATEMENTS, INCLUDING ALL NOTES THERETO.

       GOING CONCERN QUESTION; OPERATING LOSSES AND
       ACCUMULATED DEFICIT; UNCERTAINTY OF FUTURE PROFITABILITY

               The Company has suffered losses from
       operations and has reduced working capital and stockholders' equity that raise doubt about its ability to continue as a going concern. The Company had accumulated losses of $473,779 at June 30, 1998 and may be required to make significant additional expenditures in connection with the development of the ASI-9000 and its marketing. The Company's ability to continue its operations is dependent upon its receiving funds through its anticipated sources of financing including exercise of the Options, revenues from operations, and proceeds available from its suppliers. The Company may be required to raise additional capital through debt or equity financing. There are no assurances that the Company will receive any revenues from operations or other proceeds nor that it will be able to raise such capital through debt or equity financing. If the Company is not able to raise such financing or to obtain alternative sources of funding, management will be required to curtail operations and there is no assurance that the Company will be able to continue to operate. See "FINANCIAL STATEMENTS".

       FORWARD LOOKING STATEMENTS

               This Prospectus contains forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors and elsewhere in this Prospectus.

       LIMITED OPERATING HISTORY

               The Company did not initiate operations until July, 1997. To date, the Company has secured an agreement with Air Europa for the installation of the ASI-9000 Program on a limited number of their aircraft. The Company has not received any significant revenues and may experience many of the problems, delays, expenses and difficulties commonly encountered by early stage companies many of which are beyond the Company's control. These include, but are not limited to, unanticipated problems related to product development, regulatory compliance, manufacturing, marketing, additional costs and competition and technological obsolescence, as well as problems associated with sales or operations in foreign countries. There can be no assurance that the Company will be able to market the ASI-9000 Program to additional airlines or that once installed that the ASI-9000 Program will function as intended, meet with customer acceptance or generate any revenue, or that the Company will ultimately achieve profitability.
       The Company has incurred significant development and marketing operating losses to date and there can be no assurance of future revenues or profits.

       INTELLECTUAL PROPERTY MATTERS

               The Company acquired the ASI-9000 Program from ASIT Australia including the intellectual property associated therewith. Such intellectual property includes the ASI-9000 Program consisting of the integration of the ACAMS II, a computer video system, and the use of destination and corporate advertising on board commercial aircraft, as well as the earlier testing and certification procedures undertaken during the development of the ASI-9000 Program and the ACAMS
       II. While the Company and ASIT Australia (owner of the ACAMS II hardware) seeks to protect its intellectual property rights by non-disclosure agreements, it does not have any registered trade names, trademarks, patents or copyrights. The lack of registered trademarks, patents or copyrights may increase the difficulty of enforcing rights should any other company use the Company's or ASIT Australia's technology or claim prior use of such technology.

               There is no assurance that any of the
       Company's rights will be enforceable in protecting the trade name and technology it owns or licenses, even if ASIT Australia registers a patent or trademark, against any prior users of a similar name or technology or those seeking to utilize a similar name in areas where the Company operates or to use similar technology. The failure to enforce any of the Company's rights could have the effect of reducing the Company's ability to capitalize on the goodwill associated with the trade name "ASI-9000" or its proprietary technology. It is also possible that the Company will encounter claims from prior users of a similar name in areas where the Company operates.

       SUCCESS OF PLAN OF OPERATION DEPENDENT ON REVENUES
       GENERATED FROM ADVERTISERS

               The Company's proposed plan of operation and
       prospects will be largely dependent upon the Company's ability to successfully attract advertisers. The Company has limited experience and there is limited information available concerning the potential performance or market acceptance of the Company's product. There can be no assurance that the Company will be able to successfully implement its business plan or that unanticipated expenses, problems, or difficulties will not occur which would result in
       material delays in its implementation.   Because the
       Company is relying on generating almost all of its revenues from advertising rather than collecting revenues upon installation, the start up costs of installing the Company's systems and risks related to securing advertisers and sponsors will be borne by the Company alone. There are no assurances that the Company will be able to generate sufficient revenues from advertisers to become profitable.

       UNPROVEN COMMERCIAL VIABILITY OF THE ASI-9000 PROGRAM

               The Company has installed the ASI-9000 Program on nine aircraft owned by Air Europa and is in the process of negotiating with other airlines. Notwithstanding the Company's current contract with Air Europa, there can be no assurance that the Company's product will be widely accepted by airlines or airline passengers or that such acceptance will be sustained for any significant period. The acceptance of the Company's products is dependent on a number of factors, including the technological quality and features of its products compared to competitive products, the actual and perceived ability of the Company to timely and effectively service its products, consumer demand and the purchasing patterns of airlines. Many of these factors are beyond the Company's control. As a result of these factors as well as unanticipated problems which the Company may experience, the Company is unable to predict when, if ever, its products will be commercially viable.

       COSTS OF INSTALLATION AND MAINTENANCE OF THE ASI-9000
       PROGRAM

               As part of its marketing and sales strategy, the Company furnishes the ASI-9000 to the airlines at little cost to the airline. The Company anticipates receiving revenues from the sale of advertising. This strategy results in "up-front" costs to the Company, such as the costs relating to the purchase and installation of the equipment, training of airline personnel in the use of the equipment and maintenance of the equipment, possibly prior to the receipt by the Company of any revenues generated from that equipment.
         See "PLAN OF OPERATION". The Company must have funds available to it to acquire and produce the ASI-9000 prior to receipt of revenues therefrom. If the Company does not have the funds available, it will not be able to acquire or produce or install the ASI-9000 and it would not be able to sell advertising space. There is no assurance that the Company will have such funds available or will be able to borrow such funds on terms acceptable to it.

       RECENT ADVERSE PUBLICITY REGARDING IN-FLIGHT
       ENTERTAINMENT SYSTEMS

               On September 2, 1998, a Swissair aircraft crashed into the Atlantic Ocean off the coast Canada. The cause of this crash has not been determined but early reports have speculated that overheated wiring systems may have caused the aircraft to become uncontrollable. Such reports have also indicated that the onboard video and gaming systems may have directly or indirectly partially caused the wires to overheat. No definitive conclusions have been announced, but the Federal Aviation Administration has been reported to be reviewing in-flight entertainment systems.
       Swissair has announced that it is disconnecting all its in-flight entertainment and gaming systems until further investigation is concluded. The systems installed by the Company differ from those installed on the Swissair aircraft, as the Swissair system involved installing new interactive video screens in every seat, requiring extensive wiring and modifications to the aircraft. While the ASI system can connect to this type of in-seat video systems, the ASI-9000 Program is primarily targeted at airlines which utilize the existing conventional overhead video screens. The impact of the publicity regarding the possibility of the faulty Swissair in-flight entertainment system may have a severe impact on the ability of the Company to market the ASI-9000 to airlines as well as the potential for increased difficulty in obtaining FAA certification for installation of the systems.

       POSSIBLE NEED FOR ADDITIONAL FINANCING TO CONTINUE
       OPERATIONS

               The Company anticipates that the proceeds from earlier stock subscription, revenues from any exercise of the Options, anticipated revenue from operations, and proceeds available from its suppliers will be sufficient to meet the Company's contemplated operating and capital requirements for approximately 12 months following the Effective Date. However, the Company's revenue from operations depend on numerous factors, including the rate of market acceptance of the Company's products, the Company's ability to maintain and expand its client base, the rate of expansion of the Company's products, the level of resources required to expand the Company's marketing and sales organization, and other factors. The timing and amount of such capital requirements cannot accurately be predicted. If capital requirements vary materially from those currently planned, the Company may require financing sooner than anticipated.

               The Company anticipates that in the event that a customer airline requires the Company to fund additional equipment, such as the video system or telephone system, the Company will negotiate with the vendors of such equipment to finance such an arrangement in exchange for a share of the revenues generated from the advertising use of such equipment. No assurances can be made that any vendor will agree to such terms. The Company has no commitments for any financing, and there can be no assurance that any such commitments can be obtained on terms acceptable to the Company, if at all. Any equity financing may be dilutive to the Company's stockholders, and debt financing, if available, may involve restrictive covenants with respect to dividends, raising future capital and other financial and operational matters. If the Company is unable to obtain financing as needed, the Company may be required to reduce the scope of its operations or its anticipated expansion, which could have a material adverse effect on the Company, as well as the market price of the Common Stock. See "BUSINESS."

       POTENTIAL CONFLICTS TO WHICH CERTAIN DIRECTORS MAY BE
       SUBJECT

               The Company purchases, and plans on purchasing in the future, the components for the ASI-9000 Program from ASIT Australia. After installation of the ASI-9000 Program, the Company subcontracts the technical support services, including support for the ASI-9000 Program software, development, video compressions and programming, to ASIT Australia and other companies. Messrs. Ronald J. Chapman and Graham
       O. Chappell, officers and directors of the Company, are officers, directors and shareholders of ASIT Australia and may be subject to various conflicts of interest, including among others, the negotiation of agreements between the Company and ASIT Australia and for the purchase of products and/or the provision of services. The officers and directors of the Company devote such time to the business and affairs of the Company as they deem required but each such officer or director has other duties and responsibilities with ASIT Australia that may conflict with the time which might otherwise be devoted to the duties with the Company.

               The Company's directors are responsible for the review and approval of all agreements between the Company and ASIT Australia to ensure that the terms of the agreements are commercially reasonable. The Company has in the past and plans to continue in the future to purchase products and services from ASIT Australia. The Company believes that purchases of products and services from ASIT Australia have been made on terms that are not materially different than the Company could have obtained from unaffiliated third parties. There is no assurance that the Company's prior and future agreements are on terms they could have received from an unaffiliated third party and if the Company could have received better terms, the Company's profitability may suffer from its conflicting relationship with ASIT Australia.

       LIMITED TERM AGREEMENT FOR LICENSE AGREEMENT WITH ASIT
       AUSTRALIA

               The agreement with ASIT Australia is a
       five-year agreement with an automatic five-year renewable term. The agreement provides that ASIT Australia will not sell any ACAMS II hardware for use in any ASI-9000 System to any entity other than the Company. At the conclusion of this agreement, the exclusive licensing arrangement between the Company and ASIT Australia will expire. The Company believes that within ten years the technology used in the ACAMS hardware and the ASI-9000 will have developed and the Company will be using more evolved hardware and software so that the exclusive rights of the agreement to such technology will no longer be as necessary to the Company's business.

       RISKS OF RELATIONSHIPS WITH PRIMARY SUPPLIERS AND
       CUSTOMERS

               The Company believes that to be successful it may establish on-going partnership relationships with certain airlines and/or manufacturers of airline entertainment equipment. The Company's reliance on these relationships may involve risks including among other things, the risk of bankruptcy of the partner, the inability of the such partner to undertake necessary financial obligations, possible inconsistent business goals or interests or a possible conflict on business decisions or positions. The Company has not entered into any such relationships as of the date hereof.

       ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

               The majority of the Company's officers and directors reside outside the United States. The Company anticipates that a substantial portion of the assets that may be developed or acquired by it will be located outside the United States and, as a result, it may not be possible for investors to effect service of process within the United States upon the officers or directors, or to enforce against the Company's assets or against such person judgments obtained in United States courts predicated upon the liability provisions, and most particularly the civil liability provisions, of the United States securities laws or state corporation or other law.

       COMPUTER SYSTEMS REDESIGNED FOR YEAR 2000

               Many existing computer programs use only two digits to identify a year in such program's date field. These programs were designed and developed without consideration of the impact of the change in the century for which four digits will be required to accurately report the date. If not corrected, many computer applications could fail or create erroneous results by or following the year 2000. Many of the computer programs containing such date language problems have been corrected by the companies or governments operating such programs. Although none of the Company's systems are effected by this problem, the Company could be impacted by the failure of other companies to timely correct their computer systems. The Company's operations are dependent on the world wide telecommunications networks including computer systems, telephone systems, and delivery systems. If any of these systems become inoperational the Company will be directly and significantly effected.

       NO DIVIDENDS PAID TO DATE

               The Company has not paid any cash dividends on its stock since inception. For the foreseeable future, it is anticipated that any earnings which may be generated from the Company's operations will be used to finance the growth of the Company. Any cash dividends will depend on earnings, if any, and on the Company's financial requirements and other factors. Dividends are paid at the discretion of the board of directors. There can be no assurance that the Company will be able to pay any dividends or, if able to so make such dividends, that the board of directors will deem it in the best interest of the Company to do so.

       RELIANCE ON KEY MANAGEMENT

               The Company's success is dependent upon the experience and ability of its officers to administer the Company's business. Ronald J. Chapman, President and Chief Executive Officer, and Philip A. Shiels, Vice President and Chief Financial Officer, are responsible for the day to day management of the Company. All major decisions regarding the Company are made by the board of directors. The Company has not entered into any employment agreement or other understanding with any key executive or obtained any "key man" life insurance on any officer's life. The loss of the services of such key executives could have a material adverse effect on the Company's ability to successfully achieve its business objectives.

       RAPID TECHNOLOGICAL CHANGE

               The markets for in-flight entertainment
       systems and interactive products are characterized by rapid technological developments and changes in customer preferences and requirements. As a result, the Company's success is dependent upon its ability to update on a regular basis and enhance the ASI-9000 Program to develop or acquire and introduce in a timely manner new entertainment options and programming software. There can be no assurance that the Company will be successful in developing or licensing and marketing enhancements of the airline programs or that the cost of licensing programming software from third parties or developing its own software will not become prohibitive. If the ASI-9000 Program does not incorporate newer technologies and programming software the Company's business and operating results may be adversely affected.

       GOVERNMENT REGULATION

               The installation and use of cabin management systems requires prior certification and approval by the FAA and regulatory authorities of foreign governments on each aircraft type and for each airline. Prior to certification and approval, the ASI-9000 Program must be installed on an aircraft and tested, including an in-flight test. The Company has received certification for the ASI-9000 Program on Air Europa utilizing the CMA-3200 Multi Media Computer platform. The ACAMS has been flight tested and installed on Boeing 747-400 and Boeing 767-300 aircraft. The CMA-3200 has been flight tested and installed on the Boeing 737-300, 757-200 and the McDonnell-Douglas DC-9-30 and MD-82. The ACAMS II is currently undergoing certification. There can be no assurance that further certifications and approvals will be obtained, or obtained in a timely fashion, in connection with any of the Company's current contracts or thereafter. In addition, when and if FAA certification is required and obtained, federal law grants to the FAA the authority to re-examine at any time the basis upon which certification and approval of the Company's products may be granted and, if appropriate to amend or revoke such certification and approvals, subject to certain appeal rights.

       DEPENDENCE UPON LIMITED NUMBER OF POTENTIAL CUSTOMERS

               The sole market for the Company's products is on commercial airlines. There are a limited number of major commercial airlines worldwide. Accordingly, even assuming a sustained commercial viability and the successful marketing of the ASI-9000 Program, the Company expects to have contracts with a limited number of airlines for placement of the ASI-9000 Program and the equipment placed with each such airline may account for a substantial portion of the Company's revenues. The inability to generate new contracts or to replace expired or non-renewed contracts could result in substantial losses in future fiscal periods. Moreover, because the Company's revenues will be based on its relationship with a limited number of airlines, losses suffered by individual airlines may have a direct adverse affect on the Company's profitability.

               The Company targets airlines who generate a substantial amount of revenue from tourists. Because the Company expects to generate substantially all of its revenue from tourist destination sponsors and corporate sponsors targeting a tourist audience, the Company is dependent upon the airline tourist trade. Because the tourist airline trade varies from season to season the Company expects its revenues will vary proportionally to tourist travel.

       RISK OF FOREIGN OPERATIONS AND DEPENDENCE ON FOREIGN
       SALES REPRESENTATIVES

               Because the Company believes the ASI-9000
       Program is commercially more viable on long haul international flights, the Company's principal targeted customers are international airlines. Moreover, the Company intends to continue to use the services of media sales representatives who locate and negotiate contracts with foreign advertisers for the sale of the advertising space. The Company intends to pay the media sales representatives twice the standard industry commission, which may increase the Company's costs. Fees paid to such media sales representatives are paid on a strictly commission basis from the revenues received from the advertisers contracted by such representative. There is no assurance that the increase in business and revenues the Company receives from paying a higher commission will offset the loss of the excess commissions paid to the media agents. See "BUSINESS".

               A substantial portion of the Company's
       operation will be subject to various factors characteristic of conducting business outside the United States, such as import duties, trade restrictions, work stoppages, foreign currency fluctuations, export controls or license requirements, political or economic instability, impositions of government controls and other factors, any or all of which could have a material adverse effect on the business of the Company. Agreements may also be more difficult to enforce and receivables more difficult to collect through a foreign country's legal or currency expatriation systems. In addition, the laws of certain countries relating to proprietary rights do not protect the Company's products and intellectual property rights to the same extent as do the laws of the United States and Australia.

       CURRENCY FLUCTUATIONS

               The Company currently conducts its operations with international airlines. As a result, certain revenues, expenses, assets and liabilities of the Company's operations may be denominated in foreign currencies. These foreign denominated revenues, expenses, assets and liabilities would need to be translated to the Company's reporting currency, the United States dollar. As a result, the Company's operations may be exposed to a certain degree of exchange rate risk. The Company does not currently engage in any hedging activities to mitigate its exchange rate risk and there can be no assurance that the Company will not experience material losses as a result of changes in the relative value of the foreign currencies, as compared to the United States dollar. The Company may engage in hedging activities in the future, in which case there can be no assurance that the Company will not experience losses as a result of such hedging activities.

       FINANCIAL CONDITIONS OF AIRLINE INDUSTRY

               Over the last several years, the airline
       industry has been characterized by increased service and fare competition among domestic and foreign airlines which has caused severe financial dislocation in the airline industry. In the United States market, several airlines have gone bankrupt and ceased all operations; others have reorganized under the provisions of the United States Bankruptcy Code and have emerged as lower cost carrier; airlines which have not sought bankruptcy protection are in the process of attempting to reduce their cost of doing business so as to compete effectively against lower cost air carriers. These and other competitive factors may have an affect on the international airlines which the Company targets. Several international carriers have been granted, or are seeking, substantial capital inductions from their
       government in order to continue operation.   Airline
       customers for the ASI -9000 Program may suffer financial difficulties and there can be no assurance that any airline customer for the ASI-9000 Program will continue to provide its air transportation services in the future. Further, there can be no assurance that the Company can market the ASI-9000 Program to airlines that, in attempting to reduce their costs of operations, are reducing the level of certain cabin services that they are willing to provide their passengers.

       DEPENDENCE ON AND THE CYCLICAL NATURE OF AIR CARRIER
       BUSINESS AND DEPENDENCE ON ADVERTISING REVENUES

               The Company depends on its airline customers who operate in a challenging business environment.
       The air transportation industry is highly sensitive to general economic conditions. Since a substantial portion of passenger airline travel is discretionary, particularly the tourism trade which the Company targets, the industry tends to experience severe adverse financial results during general economic downturns. The airline industry may also be adversely affected by unexpected global political developments. Because the Company's revenues are heavily dependent upon destination (tourism) based advertising, an economic downturn that results in decreased airline passengers may affect the Company's revenues.

       RISKS RELATING TO GROWTH AND EXPANSION

               Growth of the Company's business may place significant pressures on the Company's management, operation and technical resources. The Company believes that for competitive reasons, it is important to obtain a customer base as early as possible and accordingly, the failure to expand operations in the early years of the Company's business may hinder or preclude significant future growth. If the Company is successful in obtaining additional agreements with airlines relating to the installation of the ASI-9000 Program, the Company may be required to raise substantial additional funds and deliver large volumes of products to its customer on a timely basis at a reasonable cost to the Company. The Company contracts all of its operations to third parties which may not have the capital resources to meet wide scale production requirements. The Company currently has contracts with manufacturers for production, and may enter into additional contracts with such domestic and foreign manufacturers. However, there can be no assurance that any manufacturing arrangement will be entered into or will be successful, the Company's efforts to conduct manufacturing activities will be successful or that the Company or any supplier will be able to satisfy commercial scale production requirements on a timely and cost-effective basis.
       The Company may be required to obtain additional financing in order to pursue additional business opportunities. The Company's success will also depend in part upon its ability to provide airline customers with timely service and support.

               The Company will also be required to develop and improve operational, management and financial systems and control. Failure to manage growth would have a material adverse effect on the business of the Company and expenses arising from Company activities to increase market penetration and support growth may have a negative impact on operating results.

       COMPETITION

               The Company will compete with a number of companies offering in-flight entertainment systems, most of whom have substantially greater financial, management, technical and other resources than the Company and which offer products, systems or services that airlines may purchase instead of the Company's products. There can be no assurance that the Company will compete effectively with such other companies or other companies will not develop products which are superior to the Company's or which achieve greater market penetration.

               The Company will also compete against other advertising venues. The Company's competition will be in many cases more established with proven success and many of the Company's competitors will have greater financial, management, marketing and other resources than the Company. While the Company believes it can compete for advertising revenues, there is no assurance that advertisers will choose the Company's product over more traditional advertising mediums.

       DEPENDENCE ON THIRD PARTY SUPPLIERS AND SUBCONTRACTORS

               The Company does not produce any product and subcontracts the assembly of the ASI-9000 Program from components purchased from third party suppliers, and its dependence on such suppliers will reduce its control over the manufacturing process. In addition, the Company currently uses single suppliers for certain of the hardware compromising the ASI-9000 Program. Although the Company believes that other sources of supply are available, delays or increased costs associated with locating and procuring such supplies could have a material adverse effect on the Company. The Company also subcontracts substantially all manufacture, assembly, installation, repair and customer service to third party companies. The Company's profits could be affected by the risk of bankruptcy or economic downturn of any of its subcontractors, the inability of the subcontractor to undertake necessary financial obligations, the possible inconsistent business goals or interests of a subcontractor, or a possible conflict on business decisions.

       FACTORS BEYOND THE COMPANY'S CONTROL

               Numerous conditions beyond the Company's control may substantially affect its success such as rates of, and costs associated with, new customer acquisition, customer retention of customer airlines, costs relating to the expansion of operations, including upgrading the Company's systems, the timing and market acceptance of new products, changes in the pricing policies of the Company's competitors, changes in operating expenses, the introduction of alternative technologies, increased competition in the Company's markets and general economic factors.

       CONTROL BY PRESENT STOCKHOLDERS

               The number of outstanding shares of Common
       Stock will not change pursuant to this offering, except with the exercise of the Options. Prior to any sale of the Securities offered hereby, the officers, directors and affiliates owned a majority of the Company's outstanding Common Stock. Accordingly, such officers and directors have been in a position to elect all of the Company's directors, to approve amendments to its Certificate of Incorporation, to authorize issuance of additional shares of stock, to award performance bonuses and other compensation arrangements and otherwise to direct the affairs of the Company. Upon sale of some or all of the Securities offered hereby, the present shareholders may no longer be in a position to elect the Company's directors or otherwise control the Company. However, the Company may, in the future, make payments to ASIT Australia for purchase of the ACAMS and other equipment by issuance of shares of its Common Stock. ASIT Australia may be in a position to receive a sufficient number of such shares to control the outcome of shareholder votes. Certain officers and directors of the Company are controlling shareholders of ASI Holdings Pty. Ltd., the controlling shareholder of ASIT Australia. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT".

       ACQUISITION FINANCING; ADDITIONAL DILUTION

               The Company may attempt to finance future purchases and acquisitions using shares of the Company's Common Stock, options, cash, borrowed funds or a combination thereof. The Company has no arrangements, agreements or understandings to that effect at this time. If the Company's Common Stock does not maintain a sufficient market value, or if the price of the Company's Common Stock is highly volatile, or if potential acquisition candidates are otherwise unwilling to accept the Company's Common Stock as part of the consideration for the sale of their businesses, the Company may be required to use more of its cash resources or more borrowed funds in order to initiate and maintain an acquisition program.
        If the Company does not have sufficient cash resources, its growth could be limited unless it is able to obtain additional capital though debt or equity offerings. The Company may also enter into credit facilities with one or more lenders to obtain financing to be used in connection with future purchases or acquisitions. There can be no assurance that the Company will be able to obtain such financing if and when it is needed or that any such financing will be available on terms it deems acceptable.

               The Company has authorized but unissued and unreserved shares of the Company's Common Stock which the Company will be able to issue in order to finance purchases or acquisitions without obtaining stockholder approval for such issuance. Existing shareholders may suffer dilution if the Company uses its Common Stock as consideration for future purchases or acquisitions. Moreover, the issuance of additional shares of Company Common Stock may have a negative impact on earnings per share and may negatively impact the market price of the Company's Common Stock if any trading market is established of which there can be no assurance.

       ISSUANCE OF FUTURE SECURITIES MAY DILUTE INVESTORS'
       SHARE VALUE

               The Certificate of Incorporation of the
       Company authorizes the issuance of a maximum of 100,000,000 shares of Common Stock, $.0001 par value, and 20,000,000 shares of Preferred Stock, $.0001 par value. As of the date hereof there are 5,754,337 shares of Common Stock outstanding and no shares of Preferred Stock outstanding. The future issuance of all or part of the remaining authorized Common Stock may result in substantial dilution in the percentage of the Company's Common Stock held by the Company's then existing shareholders, including purchasers of the Securities offered herein. Moreover, any Common Stock issued in the future may be valued on an arbitrary basis by the Company. The issuance of the Company's securities for future services or acquisitions or other corporate actions may have the effect of diluting the value of the Securities offered hereby, and might have an adverse effect on any trading market, should a trading market develop for the Company's Common Stock. See "BUSINESS".

       POSSIBLE INABILITY TO EXERCISE OPTIONS

               Because the Options may be transferred, it is possible that the Options may be acquired by persons residing in states where the Company is unable to qualify the Shares of Common Stock underlying the Options for sale upon exercise. Option holders residing in those states would have no choice but to attempt to sell their Options (if a market then exists as to which there can be no assurance) or let them expire unexercised. Also, it is possible that the Company may be unable, for unforeseen reasons, to cause a registration statement covering the Shares underlying the Options to be in effect when the Options are exercisable. In that event, the Options may expire unless extended by the Company as permitted because a registration statement must be in effect, including audited financial statements, in order for Option holders to exercise their Options. See "DESCRIPTION OF SECURITIES"

       POTENTIAL ADVERSE EFFECTS OF AUTHORIZATION OF
       PREFERRED STOCK

               The Company has not designated or issued any shares of its authorized shares of Preferred Stock. The Company may, without further action or vote by shareholders of the Company, designate and issue shares of Preferred Stock. The terms of any series of Preferred Stock, which may include priority claims to assets and dividends and special voting rights, could adversely affect the rights of holders of the Common Stock and thereby reduce the value of the Common Stock. The designation and issuance of Preferred Stock favorable to current management or shareholders could make the possible takeover of the Company or the removal of management of the Company more difficult and discourage hostile bids for control of the Company which might have provided shareholders with premiums for their Securities.

       RESALES OF THE SECURITIES UNDER STATE SECURITIES LAWS

               The National Securities Market Improvement Act of 1996 ("NMSIA") limits the authority of states to impose restrictions upon sales of Securities made pursuant to SectionSection4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Securities Exchange Act. Sales of the Securities in the secondary market will be made pursuant to Section 4(1) (sales other than by an issuer, underwriter or broker). It is anticipated that following the Effective Date the Selling Securityholder's Securities will be eligible for resale in the secondary market in each state.

       NO CURRENT TRADING MARKET FOR THE COMPANY'S SECURITIES


               There is currently no established public
       trading market for the Securities. No assurance can be given that an active trading market in the Company's securities will develop after completion of the Offering, or, if developed, that it will be sustained. The Company intends to apply for admission to quotation of the Securities on the NASD OTC Bulletin Board and, if and when qualified, it intends to apply for admission for listing on the Nasdaq SmallCap Market. If the Company's securities are not quoted on the NASD OTC Bulletin Board, then the Company may offer its securities in what are commonly referred to as the "pink sheets" of the National Quotation Bureau, Inc. To qualify for quotation on the NASD OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company for listing on the Bulletin Board.
        There can be no assurance that a regular trading market for the Common Stock will develop or that, if developed, it will be sustained. There is no assurance that the Company will ever meet the requirements for admission to the Nasdaq SmallCap Market. Various factors, such as the Company's operating results, changes in laws, rules or regulations, general market fluctuations, changes in financial estimates by securities analysts and other factors may have a significant impact on the market price of the Securities. The market price for the securities of public companies often experience wide fluctuations which are not necessarily related to the operating performance of such public companies. If the Company is unable to satisfy the requirements for listing on the Nasdaq SmallCap Market or becomes unable to satisfy the requirements for continued listing thereon, and trading, if any, is conducted in the OTC market, a shareholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's
       securities.   See "DESCRIPTION OF SECURITIES".

       LIMITATION OF LIABILITY AND INDEMNIFICATION OF
       OFFICERS AND DIRECTORS

               The Certificate of Incorporation and By-Laws of the Company provide that the Company shall indemnify its officers and directors against losses sustained or liabilities incurred which arise from any transaction in such officer's or director's respective managerial capacity unless such officer or director violates a duty of loyalty, did not act in good faith, engaged in intentional misconduct or knowingly violated the law, approved an improper dividend, or derived an improper benefit from the transaction. The Company's Certificate of Incorporation and By-Laws also provide for the indemnification by it of its officers and directors against any losses or liabilities incurred as a result of the manner in which such officers and directors operate the Company's business or conduct its internal affairs, provided that in connection with these activities they act in good faith and in a manner which they reasonably believe to be in, or not opposed to, the best interests of the Company, and its conduct does not constitute gross negligence, misconduct or breach of fiduciary obligations. See "MANAGEMENT--Indemnification of Officers, Directors, Employees, and Agents".

       PENNY STOCK REGULATION

               The Company's Common Stock will be considered "penny stock". Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The Company's securities may be subject to "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell the Company's securities. The foregoing required penny stock restrictions will not apply to the Company's securities if such securities maintain a market price of $5.00 or greater. There can be no assurance that the price of the Company's securities will be maintained at such a level.

       ADDITIONAL SECURITIES ENTERING PUBLIC MARKET WITHOUT
       ADDITIONAL CAPITAL PURSUANT TO RULE 144

               All of the 5,754,337 shares outstanding and the subject of this registration statement are currently "restricted securities" as such term is defined in Rule 144 ("Rule 144") of the General Rules and Regulations of the Securities and Exchange Commission (the "Rules") promulgated under the Securities Act. In general, under Rule 144, if adequate public information is available with respect to a company, a person who has satisfied a one year holding period as to his restricted securities or an affiliate who holds unrestricted securities may sell, within any three month period, a number of that company's shares that does not exceed the greater of one percent of the then outstanding shares of the class of securities being sold or, if the security is trading on the Nasdaq Stock Market or an exchange, the average weekly trading volume during the four calendar weeks prior to such sale. Sales of restricted securities by a person who is not an affiliate of the company (as defined in the Securities Act) and who has satisfied a two year holding period may be made without any volume limitation. Pursuant to such Rule 144, after the expiration of the holding period certain shares of Common Stock now restricted for trading will become eligible for trading in the public market without any payment therefore or increase to the Company's capitalization. Possible or actual sales of the Company's outstanding Common Stock by all or some of the present stockholders may have an adverse effect on the market price of the Company's Shares should a public trading market develop. The additional availability of such shares to be traded in the public market would increase the "public float" of the Company without any corresponding increase in the Company's capital. Upon effectiveness of the Registration Statement of which this Prospectus forms a part, the 5,754,337 shares registered herein will no longer be subject to Rule 144 except the 2,959,987 shares held by affiliates of the Company.

       SELLING SECURITYHOLDERS MAY SELL SECURITIES AT ANY
       PRICE OR TIME

               After effectiveness of the Registration
       Statement of which this Prospectus forms a part, the Selling Securityholders may offer and sell their Securities at a price and time determined by the Selling Securityholder in accordance with applicable federal and state securities laws. Affiliates of the Company will be subject to limitations of Rule 144, including its volume limitations in the sale of their Shares. The timing of such sales and the price at which the Securities are sold by the Selling Securityholders could have an adverse effect upon the public market for the Securities, should one develop.

                                 THE COMPANY

                ASI Entertainment Pty. Ltd. was incorporated
       in Australia in 1993 as a subsidiary of ASIT Australia until 1996 when it became an independent corporation through a corporate restructuring. ASI Entertainment, Inc. (the "Company") was incorporated in the state of Delaware on April 29, 1998. In order to change its situs of incorporation, in July, 1998, ASI Entertainment, Inc. (Delaware) acquired all the outstanding stock of ASI Entertainment Pty. Ltd., in exchange for 5,293,990 shares of its Common Stock. ASI Entertainment Pty. Ltd. purchased the ASI-9000 Program from ASIT Australia and the Company will acquire the ACAMS II hardware from ASIT Australia.
       The Company subcontracts the production, installation
       and maintenance of the ASI-9000.   ASI Entertainment,
       Inc. (Delaware) has three wholly-owned subsidiaries, ASI Entertainment Pty. Ltd., ASI Media Pty. Ltd. (an Australian corporation), and ASI Technologies, Inc. (a Delaware corporation). Certain of the officers, directors and Selling Securityholders of the Company are the officers, directors and shareholders of ASIT Australia. See "MANAGEMENT".

               The Company has an authorized capitalization
       of 100,000,000 shares of Common Stock, par value of $.0001 per share (the "Common Stock") and 20,000,000 shares of preferred stock, par value $.0001. See
       "DESCRIPTION OF SECURITIES".   The main offices of the
       Company are located at Suite 3, 1601 Main Road, Research, Victoria, 3095 Australia and its telephone number is 61-3-9437-1233 and its fax number is 61-3-9437-1299. The United States offices of the Company are located at 15200 East Girard Avenue, Suite 3000 Aurora, Colorado 80014.


                               USE OF PROCEEDS

               The Company will not receive any proceeds from the sale of the Securities being registered hereby. The Company will receive the proceeds, if any, of which there can be no assurance, from the exercise of the Options. The Company has issued Options to purchase 4,927,173 shares of its Common Stock at an exercise price of $0.50 per share exercisable commencing on the Effective Date until June 30, 2000. The Company will receive the proceeds from the exercise of the Options, up to a possible aggregate amount of $2,463,586. The Company anticipates that it will utilize the proceeds from any Options exercised for installation expenses of the ASI-9000 on any new contracts, for marketing and advertising the ASI-9000 and for travel expenses involved therewith, for payment of the retainers to the officers of the Company, and for general administrative purposes.


                               DIVIDEND POLICY

               The Company currently intends to retain
       substantially all of its earnings, if any, to support the development of its business and has no present intention of paying any dividends on its Common Stock in the foreseeable future. Any future determination as to the payment of dividends will be at the discretion of the Board, and will depend on the Company's financial condition, results of operations and capital requirements, and such other factors as the Board deems relevant.


                                  BUSINESS

               The Company provides an in-flight
       entertainment and data communications systems for airlines. The Company has purchased the ASI-9000 and all intellectual property associated thereto from ASIT Australia. The ASI-9000 Program consists of and integrates (i) the ACAMS II, a cabin management and communication hardware system, (ii) a computer video system and (iii) a marketing program for destination and corporate advertising on-board commercial
       aircraft.   The ASI-9000 Program is designed to
       generate revenues from the sale of advertising space on the in-flight video and audio programs as well as other possible forums to destination sponsors and corporations. The Company subcontracts the production, installation, and maintenance of the ASI-9000 Program. Until final certification of the ACAMS II, the Company is using the CMA-3200 computer platform for installation of the ASI-9000 Program.
       The Company has entered into an agreement with and has
        installed the ASI-9000 Program on nine aircraft owned by Air Europa, a Spanish airline.

       THE ASI-9000 PROGRAM

               The Company has entered into an agreement with and has installed its ASI-9000 Program on nine aircraft owned by Air Europa, a Spanish airline. The ASI-9000 Program consists of hardware and software used for communications and to present in-flight
       entertainment in a digital video form.   The ASI-9000
       Program utilizes one of two hardware platforms, the CMA-3200 Multi Media Computer or the ASI ACAMS-EC486 Cabin Terminal (the"ACAMS II"). The CMA-3200 Multi Media Computer provides the display and advertisements portion of the audio and video programs. The ACAMS II provides both the digital multi media capability of the CMA-3200 plus a PC-computer based communications link.

               The ASI-9000 Program is designed to procure advertising and entertainment features from the tourism industry participants operating in cities or regions to which its customer airlines fly. This software also allows the flight attendants to send and receive messages via the world wide aeronautical radio and satellite network. The system runs continuously from take-off until landing and the video player automatically returns to the flight information show carrying the customer's advertisements after the movie or other entertainment selected by the airline has finished.

               The Company assumes full responsibility for operation and administration of the video and audio program, subject only to the airlines right to ensure that the content of the program is suitable. There is no assurance that the Company' customer airline passengers will be satisfied with the Company's product or that the Company's competitors will not develop similar or better technology in the future.

               The ASI-9000 Program is run on equipment which must be aviation certified. Components of the system are currently certified for use on the Boeing 747-400, 757-200, and 737-300, McDonnell Douglas DC-9, and MD 82 and the Company anticipates that it will be certified for use on the Boeing 767 in the future.
       The ACAMS system was flight tested on Qantas Airways. The ACAMS II system is in the process of FAA required certification for use on commercial aircraft.

       ACAMS II

               The ACAMS II system combines the
       communications capability of the original ACAMS system, which was tested on Qantas Airlines, with the multi media capacity of the CMA-3200 into a single unit. As a single unit, the ACAMS II saves space and weight and provides the ability to show advertising and to provide the capability to place purchase orders from the aircraft for such advertised, and other, items. The installation of the ACAMS II is less expensive than that of the CMA-3200 which saves the Company money on reduced installation costs. When the ASI-9000 is installed on the ACAMS II hardware platform, the ASI-9000 can provide system integration, destination or other specific entertainment and advertising, detailed flight information, crew and passenger communications, passenger information and ground communication, entertainment, electronic product catalogues, electronic product ordering, additional multi media capabilities, and a unique computer video software and communications interface which allows the system to run with minimal operational input from flight attendants. The ACAMS II hardware technology was developed by and is owned by ASIT Australia. The Company will purchase the ACAMS II terminals from ASIT Australia once the ACAMS II is flight certified.

               The software and compression technology offers reduced advertising production cost by allowing the frequent addition of new advertisers or the video alteration of existing advertisements; all advertisements are stored on the system for the entire route structure and the digital computer technology produces a high quality display. The Company believes it will appeal to airlines because of its ease of use and expansive functionality. All of its customers' promotional advertisements or corporate advertisements can be stored digitally in the ACAMS II cabin terminal's memory. In contrast to the standard industry tape system, the Company believes its product decreases the necessity of cabin crew assistance, thus decreasing the chance for human error associated with playing and rewinding tapes. Because the individual advertisements and promotional pieces are stored on a computer, the ACAMS II can be programmed to play at specific times according to the precise destination of each flight, thus the Company's advertising customer can be confident in reaching a highly targeted audience.

               The ACAMS II also has a communications device which allows the flight attendants to communicate with land via the aircraft radio and satellite communications systems. The ACAMS II when connected to the satellite communication system on the aircraft can transmit and receive data when the aircraft is flying over land or water worldwide. The ACAMS II uses the international standard communications protocol that allows the flight attendants to fax or e-mail data for passengers.

               If the ACAMS II does not obtain certification, the Company will continue to use the CMA-3200 or alternate equipment until such modifications can be made on ACAMS II to allow for its certification.

       CERTIFICATION PROCESS AND GOVERNMENT REGULATION

               The installation and use of cabin management systems requires prior certification and approval by the FAA and regulatory authorities of foreign governments on each aircraft type and for each airline. The certification process begins with the installation of the system on an aircraft after which it is certified by an FAA accredited engineer. The certification is then applicable to similar aircraft types and modified for other aircraft type. In countries other than the United States, the equivalent aviation authority procedures will apply to the certification of the system, but the United States FAA sets the standards that are primarily used throughout the world. Certification can take up to 120 days.

               Prior to certification and approval, the manufacturer must demonstrate that the system has been designed and manufactured and complies with the appropriate aviation standards, namely DO160C for hardware and DO178 for software. Following this the ASI-9000 Program must be installed on an aircraft and tested, including an in-flight test. The Company has received certification for the ASI-9000 Program on Air Europa aircraft utilizing the CMA-3200 Multi Media Computer platform. The ACAMS has been flight tested and installed on Boeing 747-400 and Boeing 767-300 aircraft. The CMA-3200 has been flight tested and installed on the Boeing 737-300, 757-200 and the McDonnell-Douglas DC-9-30 and MD-82. The ACAMS II is currently undergoing certification. The Company anticipates certification approval for the ACAMS II and is prepared to make what ever modifications are required to obtain such approval.

       PRODUCT DEVELOPMENT

               Since 1993, ASIT Australia has spent over
       A$5,000,000 developing the ASI program. The technology behind the Company's ASI-9000 Program evolved from a data link aviation communications system, designated the Airline Communications and Management System ("ACAMS") developed by ASIT Australia in conjunction with Qantas Airways and Swissair. The technology was sponsored by Qantas Airways with the objective of using Qantas Airways as a platform to create a product with export potential. The requirements of this project mandated that ASIT Australia both develop an interface which would allow the crew to communicate through the aircraft's satellite and radio communications data link and develop an interface between the ACAMS datalink and the aircraft's video systems. This interface evolved into the ASI-9000 computer video.

               ASIT Australia established a relationship with the Canadian Marconi Company ("CMC") who arranged for the ASI-9000 to be tested on Hawaiian Airlines. The initial test program was carried out on Hawaiian Airlines in conjunction with CMC and Hollingsead International, Inc., a manufacturer of after market video systems. ASIT Australia mounted its software on CMC's CMA-3200 multi media computer equipment which was installed together with Hollingsead's video equipment on three aircraft operated by Hawaiian Airlines.

       OPERATIONS TO DATE

               Hawaiian Airline Project. ASIT Australia equipped three aircraft operated by Hawaiian Airlines at a cost of $180,000 per aircraft but was unable to equip the remaining ten aircraft originally anticipated to be equipped as ASIT Australia was unable to finance the purchase and installation price of the video equipment of $50,000 per aircraft charged by Hollingsead International, Inc. ASIT Australia had secured 14 advertisers for the video program based on total air time on all 13 aircraft but was not able to receive any funds from such advertisers for air time as only three aircraft were equipped with the equipment. ASIT Australia had intended the Hawaiian Airlines project to be a test program of its "infotainment" program, to prove its feasibility and to showcase its potential to advertisers. The Company is not currently involved in the installation of any of its equipment on Hawaiian Airlines.

                Air Europa Project. The Company acquired the CMA-3200 from ASIT Australia for an aggregate of A$527,980 and installed nine CMA-3200 units on aircraft operated by Air Europa. From July 1, 1997 to June 30, 1998 (the first year of operations), the Company has received approximately $44,957 in revenues generated from the equipment on the Air Europa aircraft. The company has obtained five major advertisers on the Air Europa aircraft systems.

               While the Company intends to provide the ASI-9000 Program utilizing the ACAMS II for its future contracts, the Company's present contracts have been filled by mounting the software on the CMA-3200 manufactured by CMC. The Company does not currently have any additional contracts for the installation of the ASI-9000.

       SALES AND PRICING

               The Company's Supply and License Agreement to be used with potential airline customers is based on allocating five minutes of advertising space per flight per hour with additional sponsorship times available during the safety briefing presented prior to take off. The Company anticipates that it will work with the airline in developing an advertising program that suits the airline's image profile. The price and number of times the advertisement will run may vary depending on available space and the flight profile. Currently, the Company anticipates charging US$2 per advertisement to as high as US$10 per advertisement on a large aircraft where the communications capability is available. Initially, the Company intends to target major advertisers in order to enhance the image of the presentation and secure a revenue stream and, as a result, may be
       offered substantial discounts.   Passengers will be
       able to make bookings, reservations or purchases of in-flight advertisers' products while on board the aircraft with such orders being transmitted via the ASI-9000 Program. From the transmission records of such bookings, reservations or purchases, the Company will be able to bill the advertiser for an agreed commission for each booking, reservation or purchase. The Company's sales target for each ASI-9000 Program in operation is revenue of US$100,000 per annum per aircraft including advertising revenues and in-flight booking commission.

                 In order to provide an additional incentive for the media agents to procure advertising, the Company plans on paying its media agents commission on sales of up to 32% of revenue, two fold the industry standard. The Company concluded that its target airlines, which generate most of their revenues from tourism, generate smaller profits from ticket sales by offering discounted fares and then attempt to increase their profits by charging for additional on board services. These airlines may be interested in the communications features of the ASI-9000 Program where the passengers can order goods and services from the cabin crew and the crew can place the order through the ACAMS II.

               The Company purchases from ASIT Australia either the CMA-3200 hardware at $25,000 per unit or the ACAMS II hardware at $30,000 per unit. The Company subcontracts for the production of the ASI-9000 integration technology. The cost to the Company for installation of the ASI-9000 excluding the hardware is approximately $5,000 per aircraft for installation of units like those installed on the Air Europa aircraft and up to $10,000 for units in which the communications link is involved.

       OPERATIONS AND SUPPLIERS

               The Company has two offices in Melbourne, Australia and Denver, Colorado. The Company's core component of the ASI-9000, the ACAMS II Cabin Terminal, has been manufactured to date by ASIT Australia and Philips Defence Systems Group. While the Company anticipates that it will install the ASI-9000 Program with the ACAMS II in the future, its current contracts employ the CMA-3200 manufactured by Canadian Marconi Company.

               The Company has outsourced all of its
       operations to companies and individuals specializing in either the manufacture and installation of avionics or the procurement of advertisement sponsors. The Company believes that it currently has sufficient inventory to fill an order for its product by a new
       customer airline.   The Company will contract with an
       installation company to install its product on the customer airline. Once installed, the Company outsources all of the engineering and technical support services to ASIT Australia and other suitably certified organizations. The acquisition of the media, software development, video compressions and programming of the ASI-9000 Program is provided by ASIT Australia and sales functions will be handled by media agents in destination cities.

       MARKETING

               After considering the competitive environment of the airline entertainment industry, the Company has decided on a marketing strategy to provide the ASI-9000 program at little or no cost to a customer airline in consideration for the Company receiving sole and exclusive rights over the revenue stream created from the sale of air time to advertisers including destination specific tourist operators, local, national and foreign corporate advertisers and from other services provided by the equipment.

               The Company researches the market and targets selected airlines based on a commercial and technical evaluation. The Company has formed relationships with other avionics manufacturers who sell complimentary products to the Company's ASI-9000 Program. The Company anticipates these strategic partners will introduce the Company to airlines as such target airlines look for ways to enhance the products and services they purchase from the alliance partner. The Company anticipates that these airlines will be commercially aggressive in competitive markets, tourism based, and meet specific technical criteria. The airlines which meet the Company's criteria usually have fleets in the range of 10 to 200 aircraft, operate on tight budgetary constraints, and compete with the major airlines. Because the Company's competitors' products are often expensive and require major capital outlays by the airlines, the Company believes that the target airlines may be receptive to a self funding arrangement where the Company will provide and install the system at nominal cost to the airline. In return, the Company maintains ownership of the equipment during the term of the contract and also controls the total revenue stream generated by the system over the term of the contract.

               The Company believes that the ASI-9000 Program appeals to airlines because airlines can upgrade their overall presentation and corporate image at little or no cost and the provide improved passenger service. The Company also believes that with the current world wide pressure on airline yields, some airlines have become receptive to proposals to increase revenues.

               The Company believes that this form of
       marketing differs from the competition because its competitors approach the airlines on the basis of the airline purchasing the competitor's system rather than licensing the system at nominal cost in exchange for
       advertising rights.   The Company conducts research
       and targets only those airlines that fit its profile
       and only then will the Company approve the investment.
        This profile takes into account the manner in which
       advertising is sold and how destination sponsors can
       be attracted.

       PROPERTY

               The Company does not own any property other than the its inventory of equipment. The Company maintains its headquarters at the offices of Chapman International Pty. Ltd. at which location it also stores its in-flight computer equipment. The Company does not have any written lease with Chapman International which has indicated that the Company may use such space as long as it requires. Chapman International does not charge the Company for use of its office space and facilities.

       CUSTOMERS

               The Company has entered into a Supply and License Agreement with Air Europa whereby the Company licensed the hardware, software and the operating systems to Air Europa and installed the ASI-9000 Program utilizing the CMA-3200 computer platform on two B737-300 aircraft and seven B757-200 aircraft. The contract includes an option to install the ACAMS II Cabin Management and Communications System on an additional twelve B737's and two B767's. The ACAMS II system is a second generation ACAMS not yet in production and the option will only be viable if Air Europa installs a data communications link on its aircraft.

               Pursuant to the current agreement with Air
       Europa, the Company, through its subsidiary ASIE, receives a license fee of $3,625 per calendar month and a maintenance fee of approximately $1,875 for each installed ASI-9000 Program from the advertising revenues received from the systems. If insufficient advertising funds are received to cover the license and maintenance fees, the Company absorbs the shortfall. Air Europe receives any amounts over the $3,625 license fee and $1,875 maintenance fee (after deduction of any direct costs, including payment of commissions, if any, to any media sales representatives).

               The license for each ASI-9000 Program unit lasts five years and upon expiration of such term, the hardware will belong to Air Europa but Air Europa will not acquire any rights to the software or operating systems.

               The Company anticipates that agreements with future customers will not include a set monthly licensing fee but will provide that the Company retain the revenues generated from advertisers and sponsors from which it will pay sales commissions and expenses.
        There can be no assurance that the Company will be able to reach such agreements with any future customers.

       COMPETITION

               The Company competes for both advertising space and provision of equipment to airlines. The Company believes that it operates in a market niche where there are no other companies providing both the same product with a similar price structure. The Company believes, however, that the market for technologically advanced in-flight entertainment and communications systems is emerging and that competition to provide such services to the airlines will be intense. The Company is aware of several other companies that provide systems that compete with the ASI-9000 Program , some of which have been installed on aircraft. Most of these competitors have substantial greater financial and other resources than the Company and, accordingly, may have a significant competitive advantage over the Company. The Company's principal competitors include B/E Aerospace,Inc., Hughes Avicom International, Inc. (recently purchased by Rockwell), Matsushita Avionics Systems Corporation and Sony Trans Com. The Company is also aware of several other companies that are developing in-flight entertainment systems or seeking joint ventures in the field.

               The Company believes it will compete with other companies based on the company's marketing plan that requires only nominal capital expenditures from the airline. The Company also believes that it will compete by targeting airlines that will be attracted to this structure which allows the airline to provide more customer service at little cost to the airline. The Company believes that most of the Company's competitors are producing more technologically advanced entertainment systems but at a far greater expense to the airline both in the cost of the entertainment system itself and in the operating cost due to the extra weight of these in-flight systems.

               Because the Company's marketing plan requires that the Company purchase, produce and install the ASI-9000 at its own expense rather than at the expense of customer airlines, the initial costs to the Company will be significantly greater than the costs incurred by the Company's competitors who charge the airlines for the purchase and installation of similar equipment. The Company also incurs the maintenance costs with the systems once installed and operational.
        There is no assurance that the Company will have the
       funds necessary to produce, purchase and install the
       equipment once customer airlines are identified. The Company anticipates that in the event that it does not have sufficient funds to meet the initial expenses of production and installation of the ASI-9000, it will attempt to negotiate a revenue-sharing partnership with vendors of the equipment or with the airlines.

               There is no assurance that its competitors will not offer services similar to the Company's with a similar business plan. Nor is there an assurance that passengers and airlines will not demand more technologically advanced entertainment products or that the Company will be able to compete with other more established sources for advertising.

       EMPLOYEES

               The Company is managed by Ronald Chapman in his capacity as President and Chief Executive Officer and Philip Shiels in his capacity as Vice President and Chief Financial Officer. The Company currently has no employees.

       AGREEMENTS WITH ASIT AUSTRALIA

               By an agreement of January 9, 1996, ASI
       Entertainment Pty. Ltd. (prior to becoming a subsidiary of the Company) purchased from ASI Technologies Pty. Ltd. ("ASIT Australia") for the purchase price of A$1,200,000, among other items, 40 outstanding shares of ASI Media Pty. Ltd., 40 Units in the ASI Media Unit Trust, the intellectual property of the ASI-9000 Program, and all rights contained in an exclusive Reseller Agreement of January 1, 1996, for the ACAMS II Cabin Management and Communications System. The purchase price was paid by the issuance of 12,000,000 shares of ASI Entertainment Pty. Ltd. common stock. The exclusive Reseller Agreement provides, among other matters, that ASI Entertainment Pty. Ltd. shall have the sole and exclusive right on a world wide basis to purchase ACAMS terminals from ASI Australia for use in the ASI-9000 at $30,000 each, or such lesser price as mutually agreed from time to time, and that ASI Australia shall provide all necessary technical support services, including training, to ASI Entertainment Pty Ltd. or its customers in regard to such terminals. The Reseller Agreement has a term of 5 years from the date of execution (January 9, 1996) with an automatic 5 year renewal at the option of ASI Entertainment Pty. Ltd.

               By an agreement of December 16, 1996, ASI
       Entertainment Pty. Ltd. (prior to becoming a subsidiary of the Company) purchased from ASIT Australia for the purchase price of A$527,980, the hardware and equipment, including aircraft certification on the Boeing 737 and Boeing 757, relating to the Passenger Video Systems which had been installed on certain aircraft operated by Air Europa including 9 moving map displays (the CMA 3200), 9 cabin control units, 9 installation kits and 8 Sony 8.6" monitors. The purchase price was paid by the issuance of 5,279,800 shares of ASI Entertainment Pty. Ltd common stock.

               ASI Entertainment Pty. Ltd. is a wholly-owned subsidiary of the Company. The officers and directors of ASI Entertainment Pty. Ltd. are Ronald J. Chapman, President and a director of the Company, Graham O. Chappell, a director of the Company, and Philip A. Shiels, Chief Financial Officer.

       ASI MEDIA PTY. LTD.

               By a Deed of Trust of January 1, 1992, the ASI Media Unit Trust was created ("ASIM Trust") for which ASI Media Pty. Ltd. ("ASIM") acted as trustee. The use of a "unit trust" entity in Australian is similar to a joint venture partnership agreement as used in the United States. By agreement between ASIM and ASI Entertainment Pty. Ltd. of February 21, 1996 (the "Media Agreement"), ASIM had the right to obtain and sell the advertising and receive the revenues from the ASI Entertainment Pty. Ltd. systems. As a consequence, the beneficiaries of the ASIM Trust, including ASI Entertainment Pty. Ltd. , and an unrelated independent company (Vision, Inc.), and an Australian public company (Australian Authorised Investments, Ltd.), were entitled to receive the such proceeds from the advertising and sponsorship of ASI Entertainment Pty. Ltd. services. By agreement of October 9, 1997, ASI Entertainment Pty. Ltd. acquired for a purchase price of A$500,000 all of ASIM's right, title and interest to the Media Agreement and the Media Agreement was canceled and voided. The purchase price was paid by distribution of 3,000,000 shares (valued at $.10 per share) to all the beneficiaries of the ASIM Trust except ASI Entertainment Pty. Ltd. No distribution of shares was made to ASI Entertainment Pty. Ltd. in its capacity as a Unit holder because holding shares in itself is not permitted by Australia corporate law. ASIM is a wholly-owned subsidiary of the Company. The officers and directors of ASIM are Ronald J. Chapman, director and secretary, and Graham
       O. Chappell, director.

       CHAPMAN INTERNATIONAL PTY. LTD.

               Chapman International Pty. Ltd. provides management services to the Company. Ronald J. Chapman, President and a director of the Company, is the owner of 50% of Chapman International Pty. Ltd. and the beneficial owner, through the ownership of his wife, of an additional 25%. Philip A. Shiels, a director of the Company, is the owner of the remaining 25% of Chapman International Pty. Ltd. There are no written agreements between the Company or its subsidiary and Chapman International Pty. Ltd. There is an understanding, however, that Chapman International Pty. Ltd. will provide management and marketing services for the Company. Chapman International Pty. Ltd. has no legal recourse to enforce any understanding between it and the Company for use of its services and the Company could determine to use alternate sources for management and marketing services.

       GUARANTEES

               The suppliers used by the Company, CMC,
       Hollingsead and ASI Australia, typically warrant their products for three years. At the end of three years, repairs are made on a time and material basis.

       INDUSTRY OVERVIEW

               The following information was derived from reports of the World Airlines Entertainment
       Association Airlines at www.waea.com and the Airbus
       Industries 1998 Global Market Forecast of April 1998.

               Airlines spent 15% more in 1997 than in 1996 on in-flight entertainment. This increase was due to a continuing increase in the number of wide-body aircraft installation, a new trend in retrofitting narrow body aircraft with in-flight entertainment systems, a continuing increase in demand for programing due to more in-flight entertainment aircraft and more "multi-channel" video systems, and a trend toward more telephone-equipped aircraft and more telephone units per aircraft.

               In 1998, it is predicted that there will be demand for over 16,700 jetliners of more than 70 seats to satisfy an average traffic growth of 5 percent per annum and replace some 8,500 aging aircraft.
       Passenger traffic growth has been predicted at 4.9% annually over the next 20 years. To meet this growth, airlines are expected to add over 17,500 aircraft worth more than $1.1 trillion to the existing fleets. Approximately half of new aircraft deliveries are expected to be wide body, long-haul aircraft that the Company believes may represent a market for the ASI-9000 Program.

               Due to the high levels of capacity the
       airlines are experiencing, many airlines opt to invest capital in purchasing new aircraft rather than upgrading existing airplanes. The current industry trend in allocating capital primarily to acquiring new aircraft should not affect the Company because the installation of the Company's product requires little or no capital outlay from the airline. The Company installs its systems at nominal cost to the airline with the goal of acquiring revenues from the sale of advertising space.


                       PLAN OF OPERATION

       OVERVIEW

               The Company is a development stage company formed to offer to commercial airlines its ASI-9000 Program which provides system integration, airline efficiencies, crew and passenger communications, passenger information and entertainment, and value-added services tailored to its respective airline customers' requests.

               The Company has a very low cost structure as it has no employees other than its two officers which are paid a monthly retainer and does not maintain any manufacturing or production operations. The Company utilizes office space, without charge, from a company beneficially owned by its President, Ronald Chapman. The Company pays commissions to media sales representatives only from revenues received from the contracts which they place. Because of such low cost structure, the Company anticipates that the proceeds from earlier stock subscriptions, revenues from any exercise of the Options, anticipated revenues from operations, and proceeds available from its suppliers will be sufficient to meet the Company's contemplated operating and capital requirements for approximately 12 months following the Effective Date.

       RESULTS AND PLAN OF OPERATIONS

               The Company has suffered losses from
       operations. The Company had accumulated losses of $473,779 at June 30, 1998 and may be required to make significant additional expenditures in connection with the development of the ASI-9000 and its marketing. The Company's ability to continue its operations is dependent upon its receiving funds through its anticipated sources of financing including exercise of the Options, revenues from operations, and proceeds available from its suppliers. However, the Company may be required to raise additional capital through debt or equity financing.

               The Company's ASI-9000 Program evolved from seven years of development. The CMA-3200 was originally installed by ASIT Australia and Canadian Marconi Company ("CMC") on Hawaiian Airlines as part of a start up plan with the goal of testing the product's commercial viability. The test program was carried out in conjunction with CMC and Hollingsead International, Inc., a manufacturer of after market video systems. ASIT Australia mounted its software on CMC's CMA-3200 multi media computer equipment which was installed together with Hollingsead's video equipment on three Hawaiian aircraft.

               ASIT Australia equipped three aircraft operated by Hawaiian Airlines at a cost of $180,000 per aircraft but was unable to equip the remaining ten aircraft as ASIT Australia was unable to finance the purchase and installation price of $50,000 per aircraft of the video equipment charged by Hollingsead International, Inc. ASIT Australia had secured 14 advertisers for the video program based on air time on all 13 aircraft . Because the ASIT Australia was unable to equip all 13 aircraft with the video system, it was unable to receive funds from the advertisers for air time on just three aircraft. ASIT Australia had intended the Hawaiian Airlines project to be a test program of its "infotainment" program, to prove its feasibility and to showcase its potential to advertisers. The Company is not currently involved in the installation of any of its equipment on Hawaiian Airlines.

                The Company acquired the CMA-3200 from ASIT
       Australia for an aggregate of A$527,980 and installed nine CMA-3200 units on aircraft operated by Air Europa.
        From July 1, 1997 to December 31, 1997 (the first six months of operations), the Company has received approximately $30,000 in revenues generated from the equipment on the Air Europa aircraft. The Company has obtained five major advertisers for air time on the Air Europa system.

               While the Company intends to provide the ASI-9000 Program utilizing the ACAMS II for its future contracts, the Company's present contracts have been filled by mounting the software on the CMA-3200 manufactured by CMC. The Company does not currently have any additional contracts for the installation of the ASI-9000.

               The Company intends to use future revenues, if any, for the purchase of ASI-9000 Program units to be installed on its current and future customer airlines and for capital expenditures and working capital for its proposed operations, and certain fees, costs and expenses associated with this offering.

       LIQUIDITY AND CAPITAL RESOURCES

               The Company has used the proceeds from the sale of the securities of ASI Entertainment Pty. Ltd. (prior to becoming a subsidiary) for payment of operating costs to date. The Company has received approximately $45,000 in revenues from its Air Europa contract over
       the past fiscal year ended June 30, 1998.   The Company
       has entered into a license fee arrangement with Air Europa of $3,625 per calendar month for each ASI-9000 Program installed on its aircraft from the advertising revenues received from that system. If insufficient advertising funds are received to cover the license fee the Company absorbs the shortfall. Air Europe receives any amounts over the $3,625 license fee (after deduction of any direct costs, including payment of commissions, if any, to any media sales representatives).

               The Company anticipates such revenues to increase as the Company expands the development of its available operations including additional ground communication and other services.

               The Company's marketing plan anticipates that the Company will install and maintain the ASI-9000 on commercial airlines with little or no cost to the airline. The Company will receive revenues from the sale of the advertising space available on the video and audio programs as well as other forms as developed.
        This marketing plan requires significant initial capital from the Company for the production, acquisition, installation and maintenance of the ASI-9000 Program possibly before any revenues are received from the sale of the advertising space. The Company may not have sufficient funds to purchase or install the equipment in which case the Company will have to seek additional capital. The Company may raise additional capital by the sale of its equity securities, through an offering of debt securities, or from borrowing from a financial institution. The Company does not have a policy on the amount of borrowing or debt that the Company can incur. The Company may also attempt to negotiate with vendors or customer airlines revenue sharing arrangements by which the Company will share the advertising revenue if the vendor or customer airline provide capital for the equipment.

               The Company purchases from ASIT Australia either the CMA-3200 hardware at $25,000 per unit or the ACAMS II hardware at $30,000 per unit. The Company subcontracts for the production of the ASI-9000 integration technology. The cost to the Company for installation of the ASI-9000 excluding the hardware is approximately $5,000 per aircraft on for a installation unit like those installed on the Air Europa aircraft per unit and up to $10,000 where the communications link is involved.


                                 MANAGEMENT

       OFFICERS AND DIRECTORS

             The officers and directors of the Company are as follows:

               Name                        Title

     Ronald J. Chapman                     President and Director

     Graham O. Chappell                    Director

     Philip A. Shiels                      Vice President, Chief
                                           Financial Officer and Director

     Richard W. Mason                      Director

               All directors of the Company hold office until the next annual meeting of shareholders or until their successors are elected and qualified. At present, the Company's Bylaws provide for not less than one nor more than five directors. Currently, there are four directors of the Company. The Bylaws permit the Board of Directors to fill any vacancy and such director may serve until the next annual meeting of shareholders or until his successor is elected and qualified. Officers serve at the discretion of the Board of Directors.

               The principal occupation and business
       experience for each officer and director of the Company, for at least the last five years are as follows:

               RONALD J. CHAPMAN, 45, serves as President and a director of the Company. Commencing in 1985, Mr. Chapman founded and remains the managing director of ASI Holdings Pty. Ltd., ASI Australia, ASI
       Entertainment Pty. Ltd., and ASI Media Pty. Ltd.   ASI
       Entertainment Pty. Ltd. and ASI Media Pty. Ltd. are subsidiaries of the Company. Since inception, Mr Chapman has overseen the product development and coordinated the marketing for ASIT Australia. Mr. Chapman is also managing director and the beneficial owner of 75% of Chapman International Pty Ltd., a shareholder of the Company.

               GRAHAM O. CHAPPELL, 53, has been a director of the Company since its inception and a director of ASIT Australia since 1987. Mr. Chappell has worked in the aerospace industry for 30 years. Since 1985, Mr. Chappell has operated as the principal of Chappell Salikin Weil Associates Pty. Ltd. ("Chappell Salikin"), Victoria, Australia, a private aviation trading and aerospace, technology and defense industries consultancy company. Chappell Salikin has served as a consultant to ASIT Australia, ASI Holdings Pty. Ltd. and ASI Entertainment Pty. Ltd. Mr. Chappell obtained a Diploma of Aeronautical Engineering degree from the Royal Melbourne Institute of Technology in 1968 and a Masters of Science (Air Transport Engineering) from Cranfield University in 1974.

               PHILIP A. SHIELS, 46, has been a director of
       the Company since 1996. From 1992 to the present, Mr. Shiels has operated Shiels & Co., Victoria, Australia, a private consulting practice providing management and
       corporate advisory services.   Shiels & Co. has served
       as a consultant to ASIT Australia, ASI Holdings Pty. Ltd. and ASI Entertainment Pty. Ltd. since 1994. Mr Shiels has served as the Director of Finance for ASI Holdings Pty. Ltd. Mr. Shiels received a Bachelor of Business (Accountancy) Degree from the Royal Melbourne Institute of Technology in 1976. Mr. Shiels has been an Associate Member of the Institute of Chartered Accountants in Australia since 1978.

               RICHARD W. MASON, 65, has been a director of
       the Company since June, 1998. From 1989 through 1997, Mr. Mason served as president of Global Aviation Associates, Inc. From June, 1997 to the present, Mr. Mason served as chairman of the Board of Directors of Global Aviation Company, Aurora, Colorado. Prior to forming Global Aviation, Mr. Mason held the position of Vice President of Combs Gates, Inc. (a subsidiary of Gates Learjet, Denver Colorado), a company with which
       he was associated twenty years.   From 1995 to present,
       Mr. Mason has served as vice president of Lasting Treasures Publishing Company, Houston, Texas, a music publishing company.

       REMUNERATION

               The Company does not intend to pay any officer or director annual compensation exceeding $100,000 during the 12 months following incorporation of the Company. The Company has not entered into any employment agreements with its executive officers or directors nor has it obtained any key-man life insurance.

               Each director is entitled to receive reasonable expenses incurred in attending meetings of the Board of Directors of the Company. The members of the Board of Directors intend to meet at least quarterly during the Company's fiscal year, and at such other times duly called. The Company presently has four directors.

               The following table sets forth the total compensation paid or accrued by the Company on behalf of the Chief Executive Officer and President of the Company during 1997. No officer of the Company received a salary and bonus in excess of $100,000 for services rendered during the fiscal year ended June 30, 1998:

                          SUMMARY COMPENSATION TABLE

                                               ANNNUAL COMPENSATION
                          FISCAL                   OTHER
PRINCIPAL POSITION         YEAR       SALARY    BONUS & AWARDS    ALL OTHER

Ronald Chapman            1997           0                        A$72,000(1)

Philip Shiels             1997           0                        A$60,000(2)

       (1) The Company paid Chapman International Pty. Ltd. a fee of A$112,000 for management services rendered by Messrs. Chapman and Shiels which fee was in turn paid to Messrs. Chapman and Shiels for services rendered to the Company for the fiscal year ended June 30, 1998. Mr. Chapman receives a monthly retainer for services to the Company of $6,000 and M. Shiels receives a monthly retainer for services to the Company of $5,000.

       INTERRELATIONSHIP OF ASI COMPANIES AND POSSIBLE
       CONFLICT OF INTEREST

               The Company purchases, and plans on purchasing in the future, the components for the ASI-9000 Program from ASIT Australia and subcontracts the technical support services, including support for the ASI-9000 Program software, development, video compressions and programming, to ASIT Australia and other companies.
       The Company has used and may use in the future the consulting services of Chappell Salikin Weil Associates Pty. Ltd. and Shiels & Co.

               There are no written agreements between the Company and either of Chappell Salikin Weil Associates Pty. Ltd. or Shiels & Co., but it is likely that the Company will use the services of these companies. Chappell Salikin Weil Associates Pty. Ltd. is a private aviation trading and aerospace, technology and defense industries consultancy company. Mr. Graham O. Chappell is a director of the Company. Shiels & Co. is a private consulting practice providing management and corporate advisory services owned by Philip A. Shiels. Mr. Shiels is a director of the Company.

               Chapman International Pty. Ltd. has received payment of fees from ASI Entertainment Pty. Ltd on behalf of Ronald Chapman and Philip Shiels in their capacities as President and Vice President/Chief Financial Officer, respectively. Chapman International Pty. Ltd. is expected to provide the management services of Messrs. Chapman and Shiels to the Company in the future. There are no written agreements between the Company or its subsidiary and Chapman International Pty. Ltd. There is an understanding, however, that Chapman International Pty. Ltd. will provide management services for the Company. Chapman International Pty. Ltd. has no legal recourse to enforce any understanding between it and the Company for use of its services and the Company could determine to use alternate sources for management and marketing services.

               Messrs. Ronald J. Chapman and Graham O.
       Chappell, officers and directors of the Company, are officers and directors of ASIT Australia. The controlling shareholder of ASIT Australia is ASI Holdings Pty. Ltd. which, in turn, is controlled by Chapman International Pty. Ltd. of which Ronald J. Chapman is a 75% beneficial shareholder and Philip Shiels, Chief Financial Officer and a director of the Company, is a 25% shareholder. Graham O. Chappell is the managing director and sole shareholder of Chappell Salikin Weil Associates Pty. Ltd. which is a 25% shareholder of ASIT Australia and a 20% shareholder of
       ASI Holdings Pty. Ltd.   Philip A. Shiels, Chief
       Financial Officer and a director of the Company, is the principal of Shiels & Co.

               Such officers and directors may be subject to various conflicts of interest, including among others, the negotiation of agreements between the Company and ASIT Australia and for the purchase of products and/or the provision of services. The directors of the Company devote such time to the business and affairs of the Company as they deem required but each such director has other duties and responsibilities with ASIT Australia that may conflict with the time which might otherwise be devoted to the duties with the Company.

               The Company owns the ASI-9000 Program and the purchase rights to the ACAMS II through its wholly-owned subsidiary ASI Entertainment Pty. Ltd. In July, 1998, the Company exchanged all the outstanding shares of common stock of ASI Entertainment Pty. Ltd. for 5,293,989 shares of the Company's Common Stock and exchanged, on a pro rata basis, all outstanding options to purchase stock of ASI Entertainment Pty. Ltd. for options to purchase Common Stock of the Company. ASI Entertainment Pty. Ltd. is a wholly-owned subsidiary of the Company. The officers and directors of ASI Entertainment Pty. Ltd. are Ronald J. Chapman, President and a director of the Company, Graham O. Chappell, a director of the Company, and Philip A. Shiels, Chief Financial Officer and a director of the Company.

               ASI Media Pty. Ltd. is wholly-owned subsidiary of the Company. Ronald J. Chapman and Graham O.
       Chappell are director and secretary and director of ASI
       Media Pty. Ltd., respectively.  See "BUSINESS".

       RESEARCH TRUSTS

               Ronald Chapman, President and a director of the Company, holds a power of attorney for the trustee of Research No. 1 Trust, a trust formed for the purposes of holding shares and investments. Pursuant to the terms of the trust, the beneficiaries of the trust may be selected from time to time by the trustee. Research No. 1 Trust holds 850,000 Shares and Options to purchase 1,100,000 shares of Common Stock. Research No. 1 Trust is a Selling Securityholder.

               Philip A. Shiels, Chief Financial Officer and a director of the Company, holds a power of attorney for the trustee of Research No. 2 Trust, a trust formed for the purposes of holding shares and investments. Pursuant to the terms of the trust, the beneficiaries of the trust may be selected from time to time by the trustee. Research No. 2 Trust holds 250,000 Shares and Options to purchase 250,000 shares of Common Stock. Research No. 2 Trust is a Selling Securityholder.

       INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND
       AGENTS

               The Certificate of Incorporation and Bylaws of the Company provide that the Company shall, to the fullest extent permitted by applicable law, as amended from time to time, indemnify all directors of the Company, as well as any officers or employees of the Company to whom the Company has agreed to grant indemnification.

               Section 145 of the Delaware General Corporation Law ("DGCL") empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

               The Delaware General Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's by-laws, any agreement, vote of shareholders or otherwise.

               The effect of the foregoing is to require the Company to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

       INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, IT IS THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.


                        SECURITY OWNERSHIP OF CERTAIN
                      BENEFICIAL OWNERS AND MANAGEMENT

               The following table sets forth certain
       information as of the Effective Date of this Prospectus regarding the beneficial ownership of the Company's
       Common Stock by each officer and director of the Company and by each person who owns in excess of five percent of the Company's Common Stock.

                          Shares of Common Stock    Percentage of Shares
Name, Position            Beneficially Owned          of Class Owned
and Address                                        Prior to         After
                                                   Offering(1)    Offering(2)

Ronald J. Chapman (3)             3,809,987           50.9%           0%
President and director
160 Silvan Road, Wattle Glen
Victoria 3096 Australia

Graham O. Chappell (4)            1,293,412            19.6%          0%
Director
5 Marine Parade, Suite 2
St.  Kilda, Victoria,
Australia 3148

Philip A. Shiels (5)                500,000               8%          0%
Chief Financial Officer and director
39 Alta Street
Canterbury, Victoria 3126,
Australia

Richard W. Mason                          0               0%          0%
Director
3430 S. Nucla Way
Aurora, Colorado 80013

Chapman International
  Pty. Ltd. (6)                     950,000               8%           0%
160 Silvan Road
Wattle Glen, Victoria,
Australia 3096

ASI Technologies Pty.Ltd.(7)        616,575              44.5%         0%
("ASIT Australia)
3/1601 Main Road
Research, Victoria Australia

Research No.  1 Trust (8)         1,950,000              28.4%         0%
4th Floor
136 Broadway, Newmarket
Auckland 1 New Zealand

Wardour Consultants Ltd. (9)      1,562,500              24.0%          0%
Nine Queens Road
Suite 605-6
Central, Hong Kong

Swiss Time Australia
Pty. Ltd. (10)                      537,500              10.8%           0%
2C Dudley Street
Brighton, Victoria,
 Australia 3186

Research No. 2 Trust (11)           500,000               8.0%           0%
4th Floor
136 Broadway, Newmarket
Auckland 1 New Zealand

Heatherwood Pty. Ltd. (12)          450,006               7.5%           0%
93A Park Street
South Melbourne, Victoria,
Australia 3025

Pierce Mill Associates, Inc. (13)   417,189               7.2%            0%
1504 R Street N.W.
Washington, D.C. 20009

Maxwell Grant Productions
Pty Ltd.(14)                        337,500                5.6%           0%
P.O. Box 103
Burnley, Victoria, Australia 3121

Vision, Inc.(15)                    312,500                5.4%           0%
c/o Tramontana Accountants
Level 1 501 LaTrobe Street
Melbourne, Australia 3000

All the officers and directors    5,559,999               66.5%           0%
as a group (4 persons)

(1)      Assumes 5,754,337 shares of Common Stock  outstanding.
(2)      Assumes sale of all the Securities offered by the Selling
          Securityholders.
(3)      Ronald J. Chapman, President and a director of
          the Company, owns 125,006 shares directly and
          is the managing director (president) and
          majority shareholder of Chapman International
          Pty. Ltd., and may  be considered the
          beneficial owner of the 450,000 Shares owned
          by it.  Chapman International Pty. Ltd. is the
          controlling shareholder of ASIT Australia
          which owns 659,975 Shares and Mr. Chapman is
          the sole shareholder thereof and may be deemed
          to be the beneficial owner of such Shares.
          Mr. Chapman holds the power of attorney for
          the trustee of the Research No. 1 Trust which
          holds 850,000 Shares.  The listed share
          holdings also include the Options to purchase
          500,000 Option Shares held by Chapman
          International Pty. Ltd., Options to purchase
          125,006 Option Shares held directly by Mr.
          Chapman, and Options to purchase 1,100,000
          Options Shares held by the Research No. 1
          Trust.  These Options are exercisable upon the
          Effective Date of the Registration Statement
(4)     Graham O. Chappell, a director of the Company,
          is the managing director (president) and sole
          shareholder of Chappell Salikin Weil Associates
          Pty. Ltd. and is considered the beneficial
          owner of the 625,006 Shares and 625,006 Option
          Shares held by it.  Mr. Chappell is the sole
          shareholder of International Aviation Services
          Pty. Ltd. which owns 43,400 shares of which Mr.
          Chappell is considered the beneficial owner.
          Chappell Salikin Weil Associates Pty. Ltd. is
          20% shareholder of ASI Holdings Pty. Ltd. which
          holds 61.5% of ASIT Australia.  Mr. Chappell is
          not deemed to be a beneficial holder thereof.
(5)     Philip A. Shiels, Chief Financial Officer and a
          director of the Company, holds the power of
          attorney for the trustee of the Research No. 2
          Trust which holds 250,000 Shares and 250,000
          Options.  These Options are exercisable upon
          the Effective Date of the Registration
          Statement   Mr. Shiels is a 25% shareholder of
          Chapman International Pty. Ltd. which owns 55% of ASI Holdings Pty. Ltd. which, in turn, holds
          61.5% of ASIT Australia. Mr. Shiels is not deemed to be a beneficial owner thereof.
(6)     Includes 450,000 Shares and 500,000 Options.
          Ronald J. Chapman, President and a director of the Company is the managing director
          (president) and majority shareholder of Chapman
          International Pty. Ltd., and Philip A. Shiels,
          Chief Financial Officer and a director of the Company, is a 25% shareholder of Chapman
          International Pty. Ltd.
(7)     ASIT Technologies is owned 61.5% by ASI
          Holdings Pty. Ltd., 25% by Chappell Salikin
          Weil Associates Pty. Ltd. and the remainder by two unaffiliated entities. ASI Holdings Pty.
          Ltd. is owned 55% by Chapman International Pty.
          (see preceding footnote), 20% by Chappell
          Salikin Weil Associates, and the remainder by unaffiliated entities. Chappell Salikin Weil
          Associates is solely owned by Graham O.
          Chappell, a director of the Company.
(8)     Includes 850,000 Shares and 1,100,000 Options.
          Ronald J. Chapman, President and a director of the Company, holds the power of attorney for the trustee of the Research No. 1 Trust which holds 850,000 Shares. These Options are exercisable upon the Effective Date of the Registration Statement
(9)     Includes 812,500 Shares and 750,000 Options.
          Wardour Consultants is an unrelated independent entity.
(10)    Includes 268,750 Shares and 268,750 Options.
          Swiss Time Australia Pty. Ltd. is an unrelated independent entity.
(11)    Includes 250,000 Shares and 250,000 Options.
           Philip A. Shiels, Chief Financial Officer and a director of the Company, is the trustee and beneficial shareholder of the 250,000 Shares and 250,000 Options owned by Research No. 2
           Trust.
(12)    Includes 225,003 Shares and 225,003 Options.
           Heatherwood Pty. Ltd. is an unrelated
           independent entity.
(13)    Pierce Mill Associates, Inc. is an affiliate of
           Cassidy & Associates, the law firm which prepared this registration statement and of which James M. Cassidy is a principal. James
           Cassidy is the sole shareholder of Pierce Mill
           Associates.  Mr. Cassidy owns 100% of Pierce
           Mill Associates and is principal of Cassidy &
           Associates, a Washington, D.C. securities law firm, and is considered the beneficial owner of the Shares issued to it.
(14)    Includes 106,250 Shares and 231,250 Options.
           Maxwell Grant Productions Pty. Ltd. is an unrelated independent entity.
(15)    Vision, Inc. is an unrelated independent entity.

                           SELLING SECURITYHOLDERS

               The Company is registering for offer and sale by the 36 holders thereof (the "Selling Securityholders") (i) 5,754,337 shares of Common Stock held by Securityholders of the Company; (ii) 4,927,173 options to purchase Company shares at $0.50 per share; and (iii) 4,927,173 shares of Common Stock issuable upon exercise of the Options. The Selling Securityholders will offer their securities for sale on a continuous or delayed basis pursuant to Rule 415 under the 1933 Act. See "RISK FACTORS--Additional Shares Entering Public Market without Additional Capital Pursuant to Rule 144" and "Selling Securityholders May Sell Shares at any Price or Time."

               The Company is applying for admission to the NASD OTC Bulletin Board for the Shares; however, there can be no assurance that the Shares will be accepted for quotation thereon. See "RISK FACTORS--No Current Trading Market for the Company's Securities" and "DESCRIPTION OF SECURITIES--Admission to Quotation to Nasdaq SmallCap Market and Bulletin Board"

               All of the Selling Securityholders Securities registered hereby will become tradeable and/or exercisable on the Effective Date of the Registration
       Statement of which this Prospectus is a part.

               The following table sets forth the beneficial ownership of the Securities of the Company held by each person who is a Selling Securityholder and by all Selling Securityholders as a group.

       NAME AND ADDRESS OF                              PERCENT OF STOCK OWNED
       BENEFICIAL OWNER      COMMON STOCK    OPTIONS    PRIOR TO     AFTER
                                                       OFFERING(1)  OFFERING(2)
  Chapman International
   Pty. Ltd.(3)                 450,000        500,000       7.8%         0%
  160 Silvan Road, Wattle Glen
  Victoria, Australia 3096

  Ronald J. & P. Chapman        125,006        125,006       2.2%         0%
  160 Silvan Road, Wattle Glen
  Victoria, Australia 3096

  Chappell Salikin Weil(4)      625,006        625,006       10.9%        0%
  Associates Pty.  Ltd
  2/5 Marine Parade, St.  Kilda
  Victoria, Australia 3182

  Albesda Pty.  Ltd. (5)          12,500        12,500        0.2%        0%
  54 Mathoura Road
  Toorak, Victoria, 3142
  Australia

  ASI Technologies Pty.Ltd(6)    616,575             0       10.7%        0%
  3/1601 Main Road
  Research, Victoria
  Australia 3095

  Australian Authorised          103,125             0        1.8%         0%
  Investments Ltd (7)
  Suite R; Level 14
  44 Martin Street
  Sydney, NSW 2000
  Australia

  Avmar Pty.  Ltd (8)                    0     125,000          0%         0%
  PO Box 760
  Malanda, Queensland, 4885
  Australia

  Karen Boag                         3,125      12,500          *          0%
  c/o 3/1601 Main Road
  Research Victoria 3095
  Australia

  Wolfgang Borner                    20,625     20,625          *          0%
  Kirchenstrasse 44D-81675
  Munich, Germany

  Capital General
      Corporation  Ltd.(9)          43,158      43,158           *         0%
  Level 44 Rialto Tower South
  525 Collins Street
  Melbourne 3000 Australia

  Beverly  & David Chalmers         18,750      18,750           *         0%
  2 Lorimer Road, Wattle Glen
  Victoria 3096 Australia

  David  Chalmers                   50,000           0           *         0%
  PO Box 1086
  Research, Victoria 3095
  Australia

  Charles Chan Lum Chow             75,000      75,000          1.3%       0%
  c/o 108 Robinson Road
  Mid-Level Hong Kong

  Dallas George Clarke                    0    187,500            0%       0%
  18 Roma Street
  Ferntree Gully, Victoria 3158
  Australia

   Nona Cole                         18,750     18,750            *        0%
   33 Flinders Parade
   Barwon Heads, Victoria, 3227
   Australia

   Noel Dickinson                     3,125           0           *        0%
   c/o 3/1601 Main Road
   Research, Victoria 3095
   Australia

   Kyi Ung Dzung                     53,125      53,125            *        0%
   Malham, Oval Way
   Gerrards Cross Bucks SL9 8QD
   United Kingdom

   Robert Garner                      3,125      12,500            *       0%
   c/o 3/1601 Main Road
   Research, Victoria 3095
   Australia

   Heatherwood Pty.Ltd.(10)         225,003     225,003           3.9%     0%
   93A Park Street
   South Melbourne,
   Victoria 3205
   Australia

   Instil Enterprises PtyLtd(11)    62,500        62,500          1.1%     0%
   Ground Floor
   50 Hindmarsh Square
   Adelaide, 5000
   Australia

   International Aviation
     Services Pty.Ltd. (12)        43,400              0             *     0%
   2/5 Marine Parade, St.  Kilda
   Victoria, Australia 3182

   Darren Jones                     1,875          6,250             *      0%
   c/o 3/1601 Main Road
   Research, Victoria 3095
   Australia

   Isobel Jones                     3,750         18,750            *       0%
   c/o 3/1601 Main Road
   Research, Victoria 3095
   Australia

   Mark Lawrence                    3,750         12,500            *      0%
   c/o 3/1601 Main Road
   Research, Victoria 3095
   Australia

   Maxwell Grant
    Productions Pty. Ltd.(13)     106,250        231,250           1.8%    0%
   P.O. Box 103
   Burnley, Victoria 3121
   Australia

   Ng Kian Fong                     5,250          5,250            *      0%
   105 Cecil Street, Level 8
   The Octagon, Singapore 0106

    Pierce Mill
       Associates,Inc.(14)        417,189              0           7.2%    0%
    1504 R Street N.W.
    Washington, D.C. 20009

    Research Trust No. 1(15)      850,000       1,100,000         14.8%    0%
    4th Floor
    136 Broadway, Newmarket
    Auckland 1 New Zealand

    Research Trust No. 2 (16)     250,000         250,000          4.3%    0%
    4th Floor
    136 Broadway, Newmarket
    Auckland 1 New Zealand

    Lee Revell                      3,125               0          *      0%
    c/o 3/1601 Main Road
    Research, Victoria 3095
    Australia

    Swiss Time Australia
     Pty.  Ltd. (17)              268,750          268,750       4.7%     0%
    2C Dudley Street
    Brighton, Victoria 3186
    Australia

    Irene Tcheng                   75,000           75,000       1.3%     0%
    Malham, Oval Way
    Gerrards Cross Bucks SL9 8QD
    United Kingdom

    John Tcheng                    62,500           62,500       1.1%     0%
    Malham, Oval Way
    Gerrards Cross Bucks SL9 8QD
    United Kingdom

    Lesley Tcheng                  15,000           15,000         *     0%
    Malham, Oval Way
    Gerrards Cross Bucks SL9 8QD
    United Kingdom

    Victoria Tcheng                15,000           15,000         *      0%
    Malham, Oval Way
    Gerrards Cross Bucks SL9 8QD
    United Kingdom

    Vision, Inc. (18)             312,500               0          5.4%   0%
    c/o Tramontana Accountants
    Level 1 501 LaTrobe Street
    Melbourne, Australia,3000

    Wardour Consultants Ltd       812,500         750,000         9.8%     0%
    Nine Queens Road
    Suite 605-6
    Central, Hong Kong
       ____________

               Less than1%.
       (1) Assumes 5,754,337 shares of Common Stock outstanding.
       (2) Assumes sale of all the Securities offered by the Selling Securityholders.
       (3)      Ronald J. Chapman, the President and a
                director of the Company, is the managing director (president) and sole shareholder of the named securityholder and is considered the beneficial owner of the Shares and Options offered hereby.
       (4) Graham O. Chappell, a director of the Company, is the managing director (president) and sole shareholder of the named securityholder and is considered the beneficial owner of the Shares and Options offered hereby.
       (5) Albesda Pty. Ltd. is an unrelated independent entity.
       (6) ASIT Australia is controlled by ASI Holdings of which Chapman International Pty. Ltd. is the controlling shareholder which in turn is beneficially owned 75% by Ronald J. Chapman, President and a director of the Company, and 25% by Philip Shiels, Chief Financial Officer and a director of the Company. Chappell
               Salikin Weil Associates Pty., of which the sole shareholder is Graham O. Chappell, a director of the Company, is a 25% shareholder of ASIT Australia.
       (7)     Australian Authorised Investments Ltd. is an
               unrelated Australian public company.
       (8)     Avmar Pty. Ltd. is an unrelated independent
               entity.
       (9)     Capital General Corporation Ltd. is an
               unrelated independent entity.
       (10)    Heatherwood Pty. Ltd. is an unrelated
               independent entity.
       (11) Instil Enterprises Pty. Ltd. is an unrelated independent entity.
       (12) International Aviation Services Pty. Ltd. is owned by Graham Chappell, a director and shareholder of the Company.
       (13) Maxwell Grant Productions Pty. Ltd. is an unrelated independent entity.
       (14) Pierce Mill Associates, Inc. is an affiliate of Cassidy & Associates, the law firm which prepared this registration statement and of which James M. Cassidy is a principal. James Cassidy is the sole shareholder of Pierce Mill Associates. Mr. Cassidy owns 100% of Pierce Mill Associates and is principal of Cassidy & Associates, a Washington, D.C. securities law firm, and is considered the beneficial owner of the shares of common stock of the Company issued to it.
       (15) Ronald J. Chapman, President and a director of the Company, is the trustee and beneficial shareholder of the 850,000 Shares and Options owned by Research No. 1 Trust.
       (16) Philip A. Shiels, Chief Financial Officer and a director of the Company, is the trustee and beneficial shareholder of the 250,000 Shares and 250,000 Options owned by Research No. 2 Trust.
       (16) Swiss Time Australia Pty. Ltd. is an unrelated independent entity.
       (17)    Vision, Inc. is an unrelated independent entity.

               In the event the Selling Securityholders receive payment for the sale of their securities, the Company will not receive any of the proceeds of such sales. The Company is bearing all expenses in connection with the registration of the securities of the Selling Securityholders offered hereby.

               The Securities owned by the Selling
       Securityholders are being registered pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission, which Rule pertains to delayed and continuous offerings and sales of securities. In regard to the Securities offered under Rule 415, the Company has given certain undertakings in
       Part II of the Registration Statement of which this Prospectus is a part which, in general, commit the Company to keep this Prospectus current during any period in which offers or sales are made pursuant to Rule 415.


         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                The Company has purchased the intellectual
       property of the ASI-9000 from ASI Australia and has contracted to purchase the ACAMS II, when available, from ASIT Australia. ASIT Australia provides maintenance and servicing of the ACAMS II equipment and the ASI-9000 technology. Ronald J. Chapman, President and a director of the Company, controls Chapman International Pty. Ltd. which owns 55% of ASI Holdings Pty. Ltd. ASIT Australia which, in turn, owns 61.5% of ASI Australia. Philip A. Shiels, Chief Financial Officer and a director of the Company, is a 25%
       shareholder of Chapman International Pty. Ltd.   Graham
       O. Chappell, a director of the Company, is the managing director (president) and sole shareholder of Chappell Salikin Weil Associates Pty. Ltd. which is a 20% shareholder of ASI Holdings Pty. Ltd. and 25% shareholder in ASIT Australia.

               Ronald Chapman, Graham Chappell, and Philip
       Shiels are directors of the Company and directors of the Company's subsidiaries ASI Entertainment Pty. Ltd.
        ("ASIE Australia") and ASI Media Pty. Ltd.   Ronald
       Chapman and Graham Chappell are the directors and officers of ASIT Australia.

               Chapman International Pty. Ltd. will likely provide management services to the Company. Ronald J. Chapman, President and a director of the Company, is the beneficial owner of 75% of Chapman International Pty. Ltd. and Philip A. Shiels, a director of the Company, is the owner of the remaining 25%.

               By an agreement of January 9, 1996, ASI
       Entertainment Pty. Ltd. (prior to becoming a subsidiary of the Company) purchased from ASI Technologies Pty. Ltd. ("ASIT Australia") for the purchase price of A$1,200,000, among other items, 40 outstanding shares of ASI Media Pty. Ltd., the intellectual property of the ASI-9000 Program, and all rights contained in the exclusive Reseller Agreement for the ACAMS II Cabin Management and Communications System. The purchase price was paid by the issuance of 12,000,000 shares of ASI Entertainment Pty. Ltd. common stock. The exclusive Reseller Agreement provides, among other matters, that ASI Entertainment Pty. Ltd. shall have the sole and exclusive right on a world wide basis to purchase ACAMS terminals from ASI Australia for use in the ASI-9000 at $30,000 each, or such lesser price as mutually agreed from time to time, and that ASI Australia shall provide all necessary technical support services, including training, to ASI Entertainment Pty Ltd. or its customers in regard to such terminals. The Reseller Agreement has a term of 5 years from the date of execution (January 9, 1996) with an automatic 5 year renewal at the option of ASI Entertainment Pty. Ltd.

               By an agreement of December 16, 1996, ASI
       Entertainment Pty. Ltd. (prior to becoming a subsidiary of the Company) purchased from ASIT Australia for the purchase price of A$527,980, the hardware and equipment, including aircraft certification on the Boeing 737 and Boeing 757, relating to the Passenger Video Systems which had been installed on certain aircraft operated by Air Europa including 9 moving map displays (the CMA 3200), 9 cabin control units, 9 installation kits and 8 Sony 8.6" monitors. The purchase price was paid by the issuance of 5,279,800 shares of ASI Entertainment Pty. Ltd common stock.

               On September 30, 1997, ASI Entertainment Pty. Ltd. (prior to becoming a subsidiary of the Company) and ASIT Australia executed an agreement where ASI Entertainment Pty. Ltd. purchased certain communications systems and stocks, including but not limited to, 36 ACAMS I systems, two ACAMS II prototype systems, and 2 VI-4000 Satellite News Units, in exchange for a purchase price of A$1,500,000 payable by the issuance of 15,000,000 shares of common stock of ASI Entertainment Pty. Ltd. and options to acquire 15,000,000 shares of ASI Entertainment Pty. Ltd. common stock for A$0.10 per share.

                 On October 9, 1997, ASI Entertainment Pty.
       Ltd. (prior to becoming a subsidiary of the Company) and ASI Media Pty. Ltd. executed an agreement where ASI Entertainment Pty. Ltd. acquired for a purchase price of A$500,000 all of ASIM's right, title and interest to the Media Agreement and the Media Agreement was canceled and voided. The purchase price was paid by distribution of 3,000,000 shares (valued at $.10 per share) to all the beneficiaries of the ASIM Trust except ASI Entertainment Pty. Ltd. As a result, 3,000,000 shares of ASI Entertainment Pty. Ltd. were issued to Vision, Inc. and Australian Authorised Investments, Ltd. as the beneficiaries of the ASIM Trust. See "BUSINESS--ASI Media Pty. Ltd."

               The Company has in the past and plans to continue in the future to purchase products and services from ASIT Australia.

                   DESCRIPTION OF SECURITIES

               The Company has authorized capital of
       100,000,000 shares of Common Stock, $.0001 par value, and 20,000,000 shares of preferred stock, $.0001 par value. As of the date hereof, the Company has 5,754,337 shares of Common Stock issued and outstanding and no shares of Preferred Stock outstanding.

       SHARES OF COMMONS STOCK

               The Company is not offering any shares of Common Stock in this registration statement. The 36 Selling Shareholders of the Company are registering an aggregate of 5,754,337 shares of Common Stock for sale at price to be determined in the future. The Company's Common Stock is considered "penny stock" as that term is defined by the Securities and Exchange Commission. Special sales practice requirements apply to broker-dealers on sales of penny stocks. The sales of the Company's Common Stock will be subject to such special rules.

               Holders of the Common Stock do not have
       preemptive rights to purchase additional shares of Common Stock or other subscription rights. The Common Stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of Common Stock are entitled to share equally in dividends from sources legally available therefor when, as and if declared by the Board of Directors and, upon liquidation or dissolution of the Company, whether voluntary or involuntary, to share equally in the assets of the Company available for distribution to stockholders. All outstanding shares are validly authorized and issued, fully paid and nonassessable, and all shares to be sold and issued as contemplated hereby will be validly authorized and issued, fully paid and nonassessable.

               The Board of Directors is authorized to issue additional shares of Common Stock, not to exceed the amount authorized by the Company's Certificate of Incorporation, and to issue options for the purchase of such shares, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.
       PENNY STOCK REGULATION

               Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The "penny stock" rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell the Company's securities. The foregoing required penny stock restrictions will not apply to the Company's securities if such securities reach and maintain a market price of $5.00 or greater.

       NONCUMULATIVE VOTING

               Each holder of Common Stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Shares of Common Stock do not have cumulative voting rights. The holders of more than 50 percent of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

       PREFERRED STOCK

               The Company's Certificate of Incorporation authorize the issuance of 20,000,000 shares of Preferred Stock, $.0001 par value per share. There has been no preferred stock designated and issued. The designation of such issued Preferred Stock provides that each such share of Preferred Stock will have one vote on all matters on which shareholders are entitled to vote.

               In the case of the voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of shares of Preferred Stock are entitled to receive the liquidation preference before any payment or distribution is made to the holders of Common Stock or any other series or class of the Company's stock hereafter issued that ranks junior as to liquidation rights to the Preferred Stock, but holders of the shares of the Preferred Stock will not be entitled to receive the liquidation preference of such shares until the liquidation preference of any other series or class of the Company's stock hereafter issued that ranks senior as to liquidation rights to the Preferred Stock ("senior liquidation stock") has been paid in full.
       The holders of Preferred Stock and all series or classes of the Company's stock hereafter issued that rank on a parity as to liquidation rights with the Preferred Stock are entitled to share ratable, in accordance with the respective preferential amounts payable on such stock, in any distribution (after payment of the liquidation preference of the senior liquidation stock) which is not sufficient to pay in full the aggregate of the amounts payable thereon. After payment in full of the liquidation preference of the shares of the Preferred Stock, the holders of such shares will not be entitled to any further participation in any distribution of assets by the Company. Neither a consolidation or merger of the Company with another corporation, nor a sale or transfer of all or part of the Company's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of the Company.

               The Board of Directors is authorized to provide for the issuance of additional shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of Preferred Stock so issued would have priority over the Common Stock with respect to dividend or liquidation rights. Any future issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of Common Stock. At present, the Company has no plans to issue any Preferred Stock nor adopt any series, preferences or other classification of Preferred Stock.

       ADDITIONAL INFORMATION DESCRIBING STOCK

               The above descriptions concerning the stock of the Company do not purport to be complete. Reference is made to the Company's Certificate of Incorporation and By-Laws which are included as exhibits to the Registration Statement of which this Prospectus is a part and which are available for inspection at the Company's offices. Reference is also made to the applicable statutes of the State of Delaware for a more complete description concerning rights and liabilities of shareholders.

       OPTIONS

               The following is a summary of certain
       provisions of the Options, but such summary does not purport to be complete and is qualified in all respects by reference to the Option Agreement filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Company has issued options for the purchase of 4,927,173 shares of the Company's common stock. The options may be separately transferred immediately upon the Effective Date.

               All shares of Common Stock to be issued and allotted pursuant to the exercise of the Options shall rank pari passu in all respects with the existing issued Common Stock of the Company. The Options may be transferred at any time commencing on the Effective Date hereof and prior to the expiration date of such Option. The Options may be exercised at any time commencing on the Effective Date and expiring on June 30, 2000 at an exercise price of $0.50 per Share. The Options shall be exercisable wholly or in part (in multiples of 1,000 Options or as close thereto as is possible) by notice in writing to the Company given at any time prior to or on the expiration date and shall be accompanied by the purchase price (the "application monies") for the exercised Shares. Prior to exercise thereof, there are no participating rights or entitlements inherent in the Options to participate in any new issue or bonus issue of securities which may be offered to members of the Company from time to time prior to the expiration date.

               Option holders have the right to exercise their Options prior to the record date set by the Board of Director for determining entitlements to any capital issue to the then existing members of the Company made during the currency of the Options. In this regard, Option holders shall be afforded the period of at least 14 days prior to, and inclusive of, the record date and record book closing date (to determine entitlements to the issue), to exercise their Options. In the event of any reconstruction (including consolidation, sub-division, reduction or return) of the issued capital of the Company, the number of Options or the exercise price of the Options or both shall be reconstructed (as appropriate) in a manner which will not result in any benefits being conferred on Option holders which are not conferred on shareholders, but (subject to the provisions with respect to rounding of entitlements as sanctioned by the meeting of members approving the reconstruction of capital) in all other respects the terms for the exercise of the Options shall remain unchanged.

               The Company reserves the right to vary, amend, alter and/or add to the terms and conditions attached to the Options (the "changes") if the requirements of a stock exchange on which the Company's shares are granted official quotation, or, on which the Company wishes to have its shares granted official quotation, make it necessary for the changes to be made provided that no changes may be made by the Company to the exercise price of 50 cents per Option or the expiry date of June 30, 2000 save as may be necessary by reason of the operation of any requirements of a stock exchange.

       ADMISSION TO QUOTATION TO NASDAQ SMALLCAP MARKET AND
       NASD OTC BULLETIN BOARD

               If the Company meets the qualifications, the
       Company intends to apply for quotation of its Securities on the NASD OTC Bulletin Board. Until the Company meets such qualifications, its Securities will be quoted in the daily quotation sheets of the National Quotation Bureau, Inc., commonly known as the "pink sheets". If the Company's Securities are not quoted on the NASD OTC Bulletin Board, a securityholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the
       Company's Securities.   The over-the-counter market
       ("OTC") differs from national and regional stock exchanges in that it (1) is not cited in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges. To qualify for quotation on the NASD OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor such a Company listing. If it meets the qualifications for trading securities on the NASD OTC Bulletin Board the Company's Securities will trade on the NASD OTC Bulletin Board until such future time, if at all, that the Company applies and qualifies for admission for listing on the Nasdaq SmallCap Market. There can be no assurance that the Company will qualify or if qualified that it will be accepted for listing of its securities on the NASD SmallCap Market.

               To qualify for admission for listing on the Nasdaq SmallCap Market, an equity security must, in relevant summary, (1) be registered under the Securities Exchange Act of 1934; (2) have at least three registered and active market makers, one of which may be a market maker entering a stabilizing bid; (3) for initial inclusion, be issued by a company with $4,000,000 in net tangible assets, or $50,000,0000 in market capitalization, or $750,000 in net income in two of the last three years (if operating history is less than one year then market capitalization must be at least $50,000,000); (4) have at a public float of at least 1,000,000 shares with a value of at least $5,000,000; (5) have a minimum bid price of $4.00 per share; and (6) have at least 300 beneficial shareholders.

       TRADING OF SHARES

               There are no outstanding options, options to purchase, or securities convertible into, the shares of the Company which are not being registered hereby. The Company has not agreed with any shareholders, to register their shares for sale, other than for this registration. The Company does not have any other public offerings in process or proposed.

       TRANSFER AGENT AND REGISTRAR

               Continental Stock Transfer & Trust Company, New
       York, New York, serves as the transfer agent for the Company.

       REPORTS TO SHAREHOLDERS

               The Company will furnish to holders of the Shares annual reports containing audited financial statements examined and reported upon, and with an opinion expressed by, an independent certified public accountant. The Company may issue other unaudited interim reports to its shareholders as it deems appropriate.


                             PLAN OF DISTRIBUTION

               The Company will receive proceeds from the exercise, if any, of the Options, aggregating a maximum of $2,432,336 if all such Options are exercised. The Company will not receive the proceeds from the sale of the Securities by the Selling Securityholders pursuant to this Prospectus.

               The Selling Securityholders' Securities may be sold to purchasers from time to time directly by and subject to the discretion of the Selling Securityholders. The Selling Securityholders may from time to time offer the Securities for sale through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of the Securities for whom they may act as agents. The securities sold by the Selling Securityholders may be sold from time to time in one or more transactions: (i) at an offering price that is fixed or that may vary from transaction to transaction depending upon the time of sale or (ii) at prices otherwise negotiated at the time of sale. Such prices will be determined by the Selling Securityholders or by agreement between the Selling Securityholders and any underwriters.

               Any underwriters, dealers or agents who
       participate in the distribution of the securities may be deemed to be "underwriters" under the Securities Act and any discounts, commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

               At the time a particular offer is made by or on the behalf of the Selling Securityholders, a Prospectus, including any necessary supplement thereto, will be distributed which will set forth the number of shares of Common Stock and other securities being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for the Securities purchased from the Selling Securityholders, any discounts, commissions and other items constituting compensation from the Selling Securityholders, any discounts, commissions or concessions allowed, reallowed or paid to dealers, and the proposed selling price to the public.

               Pursuant to Regulation M of the General Rules and Regulations of the Securities and Exchange Commission, any person engaged in a distribution of securities, including on behalf of a selling security holder, may not simultaneously bid for, purchase or attempt to induce any person to bid for or purchase securities of the same class for a period of five business days prior to the commencement of such distribution and continuing until the selling security holder (or other person engaged in the distribution) is no longer a participant in the distribution.

               If, at some time, the Company meets the
       requirements of the Nasdaq SmallCap Market it will apply for listing thereon. If is should be accepted for listing thereon, then certain underwriters may engage in passive market making transactions in the Company's Common Stock in accordance with Rule 103 of Regulation M.

               In order to comply with the applicable
       securities laws, if any, of certain states, the securities will be offered or sold in such states through registered or licensed brokers or dealers in those states. In addition, in certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which the Company has complied.

                In addition and without limiting the
       foregoing, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder in connection with transactions in Shares during the effectiveness of the Registration Statement of which this Prospectus is a part.

               The Company will pay all of the expenses incident to the registration of the Shares (including registration pursuant to the securities laws of certain states) other than commissions, expenses, reimbursements and discounts of underwriters, dealers or agents, if any.


                               LEGAL MATTERS

       LEGAL PROCEEDINGS

               The Company is not a party to any litigation and management has no knowledge of any threatened or pending litigation against the Company.

       LEGAL OPINION

               Cassidy & Associates, Washington, D.C. has given its opinion as attorneys-at-law that the Shares, when sold pursuant to the terms hereof and pursuant to a valid and current prospectus in which those shares are registered, will be fully paid and non-assessable. James M. Cassidy, a principal of Cassidy & Associates, is an officer and director of Pierce Mill Associates, a Selling Securityholder. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" and "SELLING SECURITYHOLDERS".


                                   EXPERTS

               The financial statements in this Prospectus have been included in reliance upon the report of Weinberg & Company, P.A., Certified Public Accountants, and upon the authority of such firm as expert in accounting


                     AVAILABLE INFORMATION

               The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 (the "Registration Statement") under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all the information contained in the Registration Statement. For further information regarding the Company and the securities offered hereby, reference is made to the Registration Statement, including all exhibits and schedules thereto, which may be inspected without charge at the public reference facilities of the Commission's Washington, D.C. office, 450 Fifth Street, N.W., Washington, D.C. 20549. Each statement contained in this Prospectus with respect to a document filed as an exhibit to the Registration Statement is qualified by reference to the exhibit for its complete terms and conditions.

               The Company will be subject to the
       informational requirements of the Securities Exchange Act of 1934 ("Exchange Act") and in accordance therewith will file reports and other information with the Commission. Reports, proxy statements and other information filed by the Company can be inspected and copied on the Commission's home page on the World Wide Web at http://www.sec.gov or at the public reference facilities of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following Regional Offices: 7 World Trade Center, Suite 1300, New York, N.Y. 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois. 60661-2511. Such material can also be inspected at the New York, Boston, Midwest, Pacific and Philadelphia Stock Exchanges. Copies can be obtained from the Commission by mail at prescribed rates. Request should be directed to the Commission's Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

               The Company intends to furnish its stockholders with annual reports containing audited financial statements and such other reports as may be required by law.


                             FINANCIAL STATEMENTS

               The audited financial statements for the fiscal years ended June 30, 1997 and June 30, 1998 for ASI Entertainment Pty. Ltd., the audited financial statements for the fiscal year ended June 30, 1998 for ASI Entertainment, Inc. (Delaware), and the unaudited financial statements for the period ended September 30, 1998 follow herewith.









           ASI ENTERTAINMENT PTY. LTD. AND SUBSIDIARY
                 (A DEVELOPMENT STAGE COMPANY)

                      FINANCIAL STATEMENTS

                  AS OF JUNE 30, 1998 AND 1997








           ASI ENTERTAINMENT PTY. LTD. AND SUBSIDIARY
                 (A DEVELOPMENT STAGE COMPANY)

                           CONTENTS




              PAGE 1 -  2 - INDEPENDENT AUDITORS' REPORT

              PAGE      3 - CONSOLIDATED BALANCE SHEETS AS
                            OF JUNE 30, 1998 AND 1997

              PAGE      4 - CONSOLIDATED STATEMENTS OF OPERATIONS
                            FOR THE YEARS ENDED JUNE 30, 1998 AND
                            1997 AND FOR THE PERIOD FROM DECEMBER
                            15, 1993 (INCEPTION) TO JUNE 30, 1998

              PAGE      5 - CONSOLIDATED STATEMENT OF CHANGES
                            IN SHAREHOLDERS' EQUITY FOR THE
                            PERIOD FROM DECEMBER 15, 1993
                            (INCEPTION) TO JUNE 30, 1998

              PAGE 6 -  7 - CONSOLIDATED STATEMENTS OF CASH FLOWS
                            FOR THE YEARS ENDED JUNE 30, 1998 AND
                            1997 AND FOR THE PERIOD FROM DECEMBER
                            15, 1993 (INCEPTION) TO JUNE 30, 1998

              PAGE 8 - 19 - NOTES TO CONSOLIDATED FINANCIAL
                            STATEMENTS AS OF JUNE 30, 1998



















                         INDEPENDENT AUDITORS' REPORT


       To the Board of Directors of:
        ASI Entertainment Pty. Ltd.

       We have audited the accompanying consolidated balance sheets of ASI Entertainment Pty., Ltd. and Subsidiary (a development stage company) as of June 30, 1998 and 1997, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the years then ended and for the period from December 15, 1993 (Inception) to June 30, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

       We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

       In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ASI Entertainment Pty. Ltd. and Subsidiary (a development stage company) as of June 30, 1998 and 1997, and the results of its operations, and cash flows for the years then ended, in conformity with generally accepted accounting principles used in the United States of America.

       The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 11, the Company has accumulated losses of $473,779 at June 30, 1998 and anticipates recurring losses in connection with continuing engineering, marketing, and general and administrative expenses. Realization of certain assets is dependent upon the Company's ability to meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern unless the Company is able to raise the necessary financing. Management's plans in regard to these matters are also described in Note 11. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                       WEINBERG & COMPANY, P.A.
       Boca Raton, Florida
       November  6, 1998



           ASI ENTERTAINMENT PTY. LTD. AND SUBSIDIARY
                 (A DEVELOPMENT STAGE COMPANY)
                  CONSOLIDATED BALANCE SHEETS
                  AS OF JUNE 30,1998 AND 1997

                                    ASSETS
                                                1998                1997
       CURRENT ASSETS
        Cash and cash equivalents            $   65,322      $         84
        Trade accounts receivable                 6,588                -
        Due from affiliate                       15,311                -
        Other receivables                         3,047                -

             Total Current Assets                90,268                84

       Property and equipment, net            1,183,228           394,243
       Investment in media rights, net          263,232           149,340

       TOTAL ASSETS                          $1,536,728      $    543,667

                     LIABILITIES AND SHAREHOLDERS' EQUITY

       CURRENT LIABILITIES
        Accounts payable and accrued
         expenses                            $    8,271      $        45

             Total Liabilities                    8,271               45
       Commitments and Contingencies

       SHAREHOLDERS' EQUITY
         Ordinary share capital, $0.07222
          and $0.07595 historical at June
          30, 1998 and 1997, respectively
          ($0.06155 and $0.07467 current
          at June 30, 1998 and 1997,
          respectively) par value,
          200,000,000 shares authorized,
          42,351,920 and 17,779,920
          shares issued and outstanding
          at June 30, 1998 and 1997,
          respectively                        3,058,584         1,350,308
         Additional paid-in capital               4,119             -
         Additional paid-in capital -
          discount on shares                   (745,470)         (745,470)
         Deficit accumulated during
          development stage                    (473,779)             -
         Cumulative translation adjustment     (271,262)          (23,941)
                                              1,572,192           580,897
         Less subscriptions receivable           43,735            37,275

            Total Shareholders' Equity        1,528,457           543,622

       TOTAL LIABILITIES AND SHAREHOLDERS'
        EQUITY                               $1,536,728     $     543,667

         See accompanying notes to consolidated financial statements.

                                      3


           ASI ENTERTAINMENT PTY. LTD. AND SUBSIDIARY
                 (A DEVELOPMENT STAGE COMPANY)
             CONSOLIDATED STATEMENTS OF OPERATIONS
           FOR THE YEARS ENDED JUNE 30, 1998 AND 1997
        AND THE PERIOD FROM DECEMBER 15,1993 (INCEPTION)
                        TO JUNE 30, 1998

                                Cumulative From
                               December 15, 1993
                                (Inception) to
                                 June 30, 1998      1998               1997

       REVENUES                  $      44,957  $    44,957         $     -

       Cost of sales                    22,478       22,478               -
       Gross Profit                     22,479       22,479               -

       EXPENSES:

        Officers' compensation          90,288       90,288               -
        Other employee
         compensation                   34,200       34,200               -
        Accounting and auditing         15,224       15,224               -
        Advertising                      8,789        8,789               -
        Amortization                    49,473       49,473               -
        Banking                            531          531               -
        Convention expense               2,909        2,909               -
        Depreciation                    72,228       72,228               -
        Directors' fees                 13,680       13,680               -
        Engineering                     22,720       22,720               -
        Management fee                   8,208        8,208               -
        Marketing expense               15,157       15,157               -
        Offering costs                  95,458       95,458               -
        Professional fees               29,919       29,919               -
        Other office expenses,
          rent and utilities               966          966               -
        Travel                          36,508       36,508               -
        Total Expenses                 496,258      496,258               -
        NET LOSS                 $    (473,779) $  (473,779)        $     -


       Weighted average number
        of shares outstanding
        during the period           11,605,738   31,915,630               -

       Net loss per common
        share and equivalents    $      (0.041) $    (0.015)        $     -




       See accompanying notes to consolidated financial statements.
                               4


                  ASI ENTERTAINMENT PTY. LTD. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE COMPANY)
          CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
      FOR THE PERIOD FROM DECEMBER 15, 1993(INCEPTION) TO JUNE 30, 1998

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                                                       Addi-        Deficit     Cumu-
                                                       tional       Accumu-     lative
                       Ordinary              Addi-     Paid-In      lated       Trans-
                       Shares                tional    Capital      Devel-      lation      Subscrip-
                       Number of             Paid-In   Discount     opment      Adjust-     tion
                       Shares       Amount   Capital   On Shares    Stage       ment        Receivable    Total


Issuance of ordinary
shares in December
1993 to ASI
Technologies Pty.
 Ltd.("ASIT"),
 founder                12          $1        $-        $-          $-          $-          $-            $1

Balance,
 June 30, 1994          12          1          -         -           -          -            -             1

Balance,
 June 30, 1995          12          1          -         -           -          -            -             1

Net issuance of
ordinary shares
to ASIT                 108         8          -         -           -          -            -             8

Issuance of ordinary
shares to ASIT in
exchange for assets
purchased               12,000,000  894,600    -         (745,470)   -          -            -             149,130

Issuance of ordinary
shares to investor
and employees           500,000     37,275     -         -           -          -            (37,275)      -

Effect of foreign
currency translation
for 1996                 -           -         -         -           -          8,302          -           8,302

Balance,
 June 30, 1996          12,500,120  931,884    -         (745,470)   -          8,302        (37,275)      157,441

Issuance of ordinary
shares to ASIT in
exchange for assets
purchased               5,279,800   418,424    -         -           -          -             -            418,424

Effect of foreign
currency translation
for 1997                -           -          -         -           -          (32,243)      -            (32,243)

Balance,
 June 30, 1997          17,779,920  1,350,308  -         (745,470)   -          (23,941)      (37,275)     543,622

Issuance of ordinary
shares to
investors               6,572,000   429,226    4,119     -           -          -             (43,735)     389,610

Issuance of ordinary
shares in exchange
for media rights        3,000,000   197,400     -        -           -          -             -            197,400

Issuance of ordinary
shares to ASIT
in exchange for
assets purchased        15,000,000  1,081,650   -        -           -          -             -            1,081,650

Write-off of
subscription
receivables              -          -           -        -           -          -             37,275       37,275

Effect of foreign
currency translation
for 1998                 -          -           -        -           -          (247,321)     -            (247,321)

Net loss 1998            -          -           -        -           (473,779)  -             -            (473,779)

BALANCE,
JUNE 30, 1998            42,351,920 $3,058,584  $4,119   $(745,470)  $(473,779) $(271,262)    $(43,735)    $1,528,457

                See accompanying notes to financial statement.
                                      5

                  ASI ENTERTAINMENT PTY. LTD. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE COMPANY)
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                  FOR THE YEARS ENDED JUNE 30, 1998 AND 1997
              AND THE PERIOD FROM DECEMBER 15, 1993 (INCEPTION)
                               TO JUNE 30, 1998

                                  Cumulative From
                                 December 15, 1993
                                   (Inception) to
                                    June 30, 1998      1998         1997
Cash flows from operating
 activities:
  Net loss                          $    (473,779)  $ (473,779)  $    -
  Adjustments to reconcile net
   loss to net cash provided
   by operating activities:
    Depreciation                           72,228       72,228        -
    Amortization                           49,473       49,473        -
  Changes in operating assets
   and liabilities:
   (Increase) decrease in:
     Trade accounts receivable             (7,321)      (7,321)       -
     Other receivables                     (3,386)      (3,386)       -
   Increase (decrease) in:
    Accounts payable and
     accrued expenses                       9,151        9,151        -
    Total adjustments to
     reconcile net loss to
     net cash provided by
     operating activities:                120,145      120,145        -

      Net cash used in
       operating activities              (353,634)    (353,634)       -

Cash flows from investing
 activities:
   Advances to affiliate                  (17,015)     (17,015)       -

      Net cash used in
       investing activities               (17,015)     (17,015)       -

Cash flows from financing
 activities:
   Proceeds from issuance of
    ordinary shares, net                  443,250      443,166        -

      Net cash provided by
       financing activities               443,250      443,166        -

      Effect of exchange rate
       changes on cash                     (7,279)      (7,279)       -

      Net increase in cash                 65,322       65,238        -

         See accompanying notes to consolidated financial statements.
                                      6


                  ASI ENTERTAINMENT PTY. LTD. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE COMPANY)
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                  FOR THE YEARS ENDED JUNE 30, 1998 AND 1997
              AND THE PERIOD FROM DECEMBER 15, 1993 (INCEPTION)
                               TO JUNE 30, 1998


                                  Cumulative From
                                 December 15, 1993
                                   (Inception) to
                                    June 30, 1998         1998         1997
      CASH AND CASH EQUIVALENTS
       AT BEGINNING OF YEAR                  -              84           84


      CASH AND CASH EQUIVALENTS
       AT END OF YEAR               $      65,322   $   65,322   $       84


Supplemental disclosure of non-cash financing activities:

          In June 1998, the Company's board of directors approved the write-off of certain subscriptions receivable from former employees of the ASIT. The amount of $34,200 was included in the statement of operations as other employee compensation for the year ended June 30, 1998.

          Effective October 9, 1997, 3,000,000 ordinary shares of the Company were exchanged for all rights, title and interest in the Media Agreement which was recorded on the acquisition date at $224,010 (See Note 4).

          On September 30, 1997, the Company issued 15,000,000 ordinary shares and 15,000,000 options to purchase ordinary shares of the Company in exchange for certain ACAMS Systems and other equipment which was recorded on the acquisition date at $923,250 (See Note 5).

          On December 16, 1996 the Company issued 5,279,800 ordinary shares to ASIT in exchange for nine ACAMS systems (See Note 3), making ASIT a 29.7% shareholder of the Company as of that date.

          On January 30, 1996, the Company issued 325,000 ordinary shares to a company listed on the Australian stock exchange and 175,000 shares to various employees of the Company.

          On January 9, 1996, the Company issued 12,000,000 ordinary shares to ASIT, its parent at that time, (See Note 9) in exchange for a 40% interest in ASI Media, a 40% beneficiary interest in the Unit Trust, a value added reseller agreement for ACAMS, and intellectual property of the ASI-9000 Program (See Note 6).

         See accompanying notes to consolidated financial statements.
                                      7


                  ASI ENTERTAINMENT PTY. LTD. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF JUNE 30, 1998

NOTE  1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
          POLICIES

          A.  Organization

          ASI Entertainment Pty., Ltd. (the "Company"), is an Australian company incorporated in December 1993 under the corporation laws of Victoria, and limited by shares as defined under such corporation laws. The Company provides in-flight video and audio entertainment and data communications to the commercial airline industry. The Company's wholly owned subsidiary, ASI Media Pty., Ltd. ("ASI Media") is an inactive corporation whose sole purpose is to act as trustee to the ASI Media Unit Trust (the "Unit Trust") (See Note 4).

          The Company is operating as a development stage company and intends to generate revenues primarily from selling advertising time on its ASI-9000 Program to be installed on commercial aircraft (See Note 2 - Operations).

          B.  Principles of Consolidation

          The accompanying consolidated financial statements includes the accounts of the Company and its wholly owned inactive subsidiary, ASI Media Pty., Ltd. All significant intercompany transactions and balances have been eliminated in consolidation.

          C.  Basis of Presentation

          The financial statements are prepared in accordance with generally accepted accounting principles in the United States of America. The basis of accounting differs from that used in the Australian statutory financial statements of the Company. Adjustments are made to translate the statutory financial statements to United States Generally Accepted Accounting Principles. The financial statements are expressed in United States dollars. The functional currency of the Company is the Australian dollar.

          D.  Use of Estimates

          The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles. The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues
                                      8


                  ASI ENTERTAINMENT PTY. LTD. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF JUNE 30, 1998
NOTE  1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
          POLICIES - CONT'D

          and expenses during the reporting period. Actual results could differ from those estimates.

          E.  Revenue Recognition

          Revenue during 1998 is derived from media sales relating to equipment installed under one contract with a commercial airline (See Note 8). Revenue from this contract is recognized on an accrual basis as earned under the contract terms.

          F. Cash and Cash Equivalents

          The Company considers all highly liquid investments with original maturities of three months or less at time of purchase to be cash equivalents.

          G.  Property and Equipment

          Property and equipment is stated at cost and depreciated using the straight-line method over the estimated economic useful lives of 5 years. Expenditures for maintenance and repairs are charged to expense as incurred. Major improvements are capitalized.

          H.  Investment in Media Rights

          The investment in Media Rights is accounted for at cost, less accumulated amortization (See Note 4).

          I.  Ordinary Share Options

          The Company applies APB Opinion 25 and related Interpretations in accounting for its ordinary share options.

          J.  Foreign Currency Translation

          The functional currency of the Company and its subsidiary is the Australian dollar. Financial statements for these entities are translated into United States dollars at year-end exchange rates as to assets and liabilities and weighted average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the shares were issued. The resulting translation adjustments are recorded in Shareholders' Equity.

          K.  Income Taxes

          The Company accounts for income taxes under Statement of Financial
           Accounting  Standards No. 109, "Accounting for
                                      9

                  ASI ENTERTAINMENT PTY. LTD. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF JUNE 30, 1998

NOTE  1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
          POLICIES - CONT'D

          Income Taxes" (SFAS 109). SFAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, SFAS 109 generally considers all expected future events other than enactments of changes in the law or rates. There was no current income tax expense or benefit for the year ended June 30, 1997 since the Company did not commence operations until July 1, 1997 (See Note 2).

          At June 30, 1998 , the Company had net operating loss carryforwards of approximately $474,000 which expires under Australian tax law in the year 2005. The deferred tax asset created by this net operating loss has been fully offset by a valuation allowance.

          L. Per Share Data

          Net loss per common share for the year ended June 30, 1998 is computed by dividing net loss by the weighted average common shares outstanding during the year as defined by Financial Accounting Standards, No. 128, "Earnings per Share". The assumed exercise of common share equivalents was not utilized since the effect was anti-dilutive.

          M.  Fair Value of Financial Instruments

          Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments", requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate that value. For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

          The carrying amounts of the Company's financial instruments, including accounts payable and accrued liabilities, approximates fair value due to the relatively short period to maturity for these instruments.

          N.  New Accounting Pronouncements

          The Financial Accounting Standards Board has recently issued several new accounting pronouncements. Statement

                  ASI ENTERTAINMENT PTY. LTD. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF JUNE 30, 1998

NOTE  1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
          POLICIES - CONT'D

          No. 130, "Reporting Comprehensive Income" establishes standards for reporting and display of comprehensive income and its components, and is effective for fiscal years beginning after December 15, 1997. Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information" establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers, and is effective for financial statements for periods beginning after December 15, 1997. The Company believes that its future adoption of these statements will not have a material effect on the Company's financial position or results of operations.

NOTE  2 - OPERATIONS

          The Company was dormant from December 1993 (inception) until January 1996, at which time it began to acquire assets and issue stock. The Company commenced operations on July 1, 1997 and did not have operating revenues or expenses prior to that date.

NOTE  3 - PROPERTY AND EQUIPMENT

          On December 16, 1996, the Company purchased from ASI Technologies Pty., Ltd. ("ASIT"), a related party, but not a shareholder at that time (See Notes 5 and 9), nine Airline Cabin Management and Communication Systems ("ACAMS"), a component of the ASI-9000 Program, for a price of $324,972 (as translated at June 30, 1998) ($394,243 as translated at June 30, 1997) through the issuance of 5,279,800 ordinary shares of the Company. On September 30, 1997, the Company purchased additional ACAMS systems and other equipment from ASIT for a price of $923,250 (as translated at June 30, 1998) through the issuance of 15,000,000 ordinary shares and 15,000,000 options to purchase ordinary shares. The price of both purchases represents ASIT's original cost basis in such systems.

          The following is a summary of property and equipment at June 30, 1998 and 1997:

                  ASI ENTERTAINMENT PTY. LTD. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF JUNE 30, 1998

NOTE  3 - PROPERTY AND EQUIPMENT - (CONT'D)

                                              1998         1997

          Airline Cabin Management
           and Communications Systems     $1,248,222   $  394,243
           Less: Accumulated depreciation     64,994         -
                                          $1,183,228   $  394,243

          The Company began depreciating the equipment on July 1, 1997 over a period of 5 years. As of June 30, 1998 the equipment purchased on September 30, 1997 has not yet been depreciated since it was not yet placed in service. Placement of this equipment is contingent upon future contracts or orders from commercial airlines.

NOTE  4 - INVESTMENTS

          As discussed in Notes 5 and 6, on January 9, 1996, the Company acquired from ASIT a 40% shareholder interest in ASI Media at a cost of $30 and a 40% beneficiary interest in the Unit Trust, which was in substance, an intangible asset, (see below) at a cost of $149,340. On February 14, 1996, the Company acquired the remaining 60% of ASI Media for $45 thereby making it a wholly owned subsidiary of the Company. The total investment of $75 in ASI Media is eliminated in consolidation.

          As of June 30, 1997, ASI Media, under a February 21, 1996 Media Agreement with the Company, held sole rights to market, sell and receive revenues from the sale of advertising and sponsorship related to the ASI-9000 Program installed on commercial aircraft. Under the Deed of the Unit Trust all revenues generated from ASI Media, the trustee, is distributed to the Unit Trust for distribution to the beneficiaries. Effective October 9, 1997, 3,000,000 ordinary shares of the Company's capital were exchanged for all rights, title and interest in the Media Agreement. The substance of this transaction is to allow the Company to receive 100% of all future revenues generated from advertising and sponsorship sales. On the transaction date of October 9, 1997 the Company recorded as an intangible asset an Investment in Media Rights of $224,010, and transferred the $149,340 investment in the Unit Trust to Investment in Media Rights.

          The Investment in Media Rights will be amortized over a period of 5 years beginning October 9, 1997 using the straight-line method. Amortization expense for the year ended June 30, 1998 was $49,473.

                  ASI ENTERTAINMENT PTY. LTD. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF JUNE 30, 1998

NOTE  5 - ORDINARY SHARE CAPITAL

          The Company was capitalized in December 1993 with 12 ordinary shares of capital issued to ASIT, and in January 1996 with 108 additional ordinary shares issued to ASIT.

          On January 9, 1996, the Company issued 12,000,000 ordinary shares of capital to ASIT, its parent at that time, (See Note 9) in exchange for a 40% interest in ASI Media, 40% beneficiary interest in the Unit Trust, a value added reseller agreement for ACAMS, and intellectual property of the ASI-9000 Program (See Note
          6).

          On January 23, 1996, ASIT, the Company's parent, in lieu of payment transferred its 12,000,120 ordinary shares of the Company (representing 100% of the shares then held by it) to various companies to whom ASIT was indebted that are controlled by certain directors of the Company.

          On January 30, 1996, the Company issued 325,000 ordinary shares to a company listed on the Australian Stock Exchange and 175,000 shares to various employees of the Company.

          On December 16, 1996 the Company issued 5,279,800 ordinary shares to ASIT in exchange for nine ACAMS systems (See Note 3), making ASIT a 29.7% shareholder of the Company as of that date.

          On September 30, 1997, the Company issued 15,000,000 ordinary shares and 15,000,000 options to purchase ordinary shares of the Company in exchange for certain ACAMS Systems and other equipment purchased from ASIT. Concurrent with the agreement to acquire the aforementioned equipment, ASIT assigned its ownership of the 15,000,000 shares and options to various entities to whom ASIT was indebtned to.

          Effective October 9, 1997, 3,000,000 ordinary shares of the Company's capital were exchanged for all rights, title and interest in the Media Agreement which was recorded on the acquisition date at $224,010 (See Note 4).

          Between September 30, 1997 and June 30, 1998 the Company issued 6,572,000 to various investors for cash.

NOTE  6 - ADDITIONAL PAID-IN CAPITAL - DISCOUNT ON SHARES

          On January 9, 1996, the Company acquired from ASIT, its parent at that time (See Notes 5 and 9), a 40% beneficiary interest in ASI Media Unit Trust, a 40%

                  ASI ENTERTAINMENT PTY. LTD. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF JUNE 30, 1998

NOTE  6 - ADDITIONAL PAID-IN CAPITAL - DISCOUNT ON SHARES - CONT'D

          shareholder interest in ASI Media Pty. Ltd., an exclusive value added reseller agreement with ASIT for ACAMS Cabin Management
          and   Communications  Systems,  a  teaming   agreement between
          ASIT and Canadian Marconi Corporation dated February 14, 1995, and the intellectual property of the ASI-9000 Program for a total purchase price of $894,600 as translated to United States Dollars on the transaction date. Payment was made by issuing 12,000,000 ordinary shares of the Company to ASIT. The teaming agreement was subsequently terminated and a portion of the purchase price at the transaction date in the amount of $149,100 ($149,340 as translated at the year-end rate) was allocated to the investment in the Unit Trust and $30 to the investment in ASI Media. At the purchase date of January 9, 1996, the technological feasibility of the ASI-9000 Program had not yet been established and the technology had no alternative future use. Consequently, all research and development costs had been expensed by ASIT leaving a zero historical cost basis as defined under Generally Accepted Accounting Principles. The excess of the par value of the shares issued by the Company over the original cost basis of ASIT represents the remaining $745,470 of the purchase price. This amount is considered a distribution of equity to ASIT since they had no cost basis in the intellectual property of the ASI-9000 Program and the value added reseller agreement. Accordingly, the $745,470 was recorded as Additional Paid-In Capital-discount on shares.

NOTE  7 - SHARE OPTIONS

          On January 30, 1996, the Company issued 4,000,000 options to acquire ordinary shares to certain officers and directors of the Company. The options are exercisable prior to December 31, 1998 at par value. All options remained unexercised at June 30, 1998.

          The Company applies APB Opinion No. 25 and related interpretations in accounting for ordinary share options. Accordingly, no compensation cost has been recognized for options issued as of June 30, 1998. Had compensation cost for the Company's issued ordinary share options been determined based on the fair value at the grant date consistent with SFAS No.123, Accounting for Stock Based Compensation, the Company's approximate pro-forma net income for the years ended June 30, 1998 and 1997 would have been as follows:

                  ASI ENTERTAINMENT PTY. LTD. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF JUNE 30, 1998

NOTE  7 - SHARE OPTIONS - (CONT'D)

                                               1998        1997

          Net income (loss) as reported   $ (473,779)  $    -

          Pro-forma net income (loss)     $ (473,779)  $    -

          The options granted in January 1996 were granted at an exercise price equal to fair market value of the ordinary shares at the time of grant, vested immediately, and expire at December 31, 1998. Since the options vested in 1996 there was no pro-forma effect of applying SFAS No. 123 for 1997 and 1998. The fair value of the ordinary share option grant was estimated on the grant date using an options pricing model for non-public entities where the following assumptions were used: exercise price of par value; risk-free interest rate of 5%; expected life of 3 years;

          The effect of applying SFAS No.123 is not likely to be representative of the effects on reported net income (loss) for future years.

          In 1998 and 1997, 28,572,020 and 6,500,100 options were issued, respectively, for consideration by the option holders. The unexercised options under these non-compensatory option issuances at June 30, 1998 and 1997 were 35,072,120 and 6,500,100, respectively. These options are exercisable at par value through June 30, 2000 (See Note 9).

NOTE  8 - OPERATING AGREEMENTS

          On December 13, 1995, the Company entered into a Supply and License Agreement (the "Agreement") with an airline to supply, license and install ASI-9000 Programs ("System") on the airline's commercial aircraft. Under the terms of the Agreement, the license term for each system will run for five years from the date of diagnostic test completion (after installation) with an option to renew. The hardware component of the System will become the property of the airline at the expiry of the initial license term. The Company will receive a maximum monthly license fee derived from advertising revenues of $3,625 for each System, and a monthly maintenance fee of $1,875 also derived from advertising revenues under a separate maintenance support agreement. All advertising and sponsor revenues after deduction of the license fee and direct costs will be paid to the airline. The initial order under the Agreement is for nine systems and an additional fourteen Systems subject

                  ASI ENTERTAINMENT PTY. LTD. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF JUNE 30, 1998

NOTE  8 - OPERATING AGREEMENTS - (CONT'D)

          to the airline approval of the license fee. (See Note 11) The first nine systems were installed and approved by the airline during 1996. As of June 30, 1997 no revenes had been generated. The airline has the option to order additional systems under the Agreement. The Company anticipates that agreements with future customers will not include a set monthly licensing fee but will provide that the Company retain the revenues generated from advertisers and sponsors from which they will pay sales commissions and expenses.

          On January 9, 1996, the Company entered into an agreement with ASIT, its parent at that time, (See Notes 5 and 9) whereby it acquired the sole right to purchase ACAMS terminals from ASIT for use in the ASI-9000 Program at a fixed price per terminal as stipulated in the agreement or such lesser price as mutually agreed upon from time to time in line with commercially competitive prices from alternative suppliers. Under terms of the agreement, ASIT may purchase hardware of a similar nature from alternative suppliers if the price is lower than that stipulated in the contract. Additionally, under the agreement ASIT has agreed to provide technical support at commercially competitive rates. The agreement is effective for 5 years with an option to renew on the same terms and conditions.


NOTE  9 - RELATED PARTY TRANSACTIONS

          At June 30, 1998 and 1997, ASIT was a 12.5% and 29.7%, respective shareholder of the Company (See Note 5). As discussed in Note 8 above, the Company entered into an agreement to purchase ACAMS systems from ASIT. In addition, as discussed in Note 3, 5 and 6 the Company purchased certain assets from ASIT during fiscal 1998 and 1997 through the issuance of ordinary shares.

          Certain directors of the Company are also directors of ASIT.

          During 1998 the Company paid management fees of $8,208 to a company affiliated through common shareholders and directors. The management fee covers office rent and certain utilities and office expenses of shared offices. In addition, during 1998, the Company reimbursed the same affiliate $27,497 in travel expenses which is included in travel expenses in the Statement of Operations.

          On September 30, 1997, in connection with an equipment purchase from a related party (See Note 5) the Company

                  ASI ENTERTAINMENT PTY. LTD. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF JUNE 30, 1998

NOTE  9 - RELATED PARTY TRANSACTIONS - (CONT'D)

          issued 15,000,000 options to purchase ordinary shares. The options are immediately exercisable wholly or in part in multiples of 100,000 options at the par value of the ordinary shares and expire on June 30, 2000.

          During 1998 the Company advanced $15,311 to its affiliate as of July 1, 1998, ASI Entertainment, Inc. (See Note 12)

NOTE 10 - COMMITMENTS AND CONTINGENCIES

          The Company is aware of the issues associated with the programming code in existing computer systems as the millennium (year 2000) approaches. The "year 2000" problem is pervasive and complex as virtually every computer operation will be affected in some way by the rollover of the two-digit year value to 00. The issue is whether computer systems will properly recognize date- sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail.
          Although management believes that none of the Company's systems are affected by this problem, the Company could be impacted by the failure of other companies to timely correct their computer systems. The Company's operations are dependent on the world wide telecommunications networks including computer systems, telephone systems, and delivery systems. If any of these systems become in-operational the Company will be directly and significantly effected. Management has not assessed the potential effect on the Company's earnings.

NOTE 11 - GOING CONCERN

          The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As such, they do not include adjustments relating to the recoverability of recorded asset amounts and classification of recorded assets and liabilities. The Company has accumulated losses of $473,779 at June 30, 1998 and will be required to make significant expenditures in connection with continuing engineering and marketing efforts along with general and administrative expenses. The Company's ability to continue its operations is dependent upon its raising of capital through debt or equity financing in order to meet its working capital needs.

          These conditions raise substantial doubt about the Company's ability to continue as a going concern, and if

                  ASI ENTERTAINMENT PTY. LTD. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              AS OF JUNE 30, 1998

NOTE 11 - GOING CONCERN - (CONT'D)

          substantial additional funding is not acquired or alternative sources developed, management will be required to curtail its operations.


          The Company may raise additional capital by the sale of its equity securities, through an offering of debt securities, or by borrowing from a financial institution. The Company does not have a policy on the amount of borrowing or debt that the Company can incur. The Company may also attempt to negotiate with vendors or customers, airline revenue sharing arrangements by which the Company will share the advertising revenue if the vendor or customer airline provide capital for the equipment. Management believes that actions presently being taken to obtain additional funding provide the opportunity for the Company to continue as a going concern.

NOTE  12- SUBSEQUENT EVENTS

          Merger with ASI Entertainment, Inc.

          Under an agreement dated June 10, 1998, effective July 1, 1998, ASI Entertainment, Inc., ("ASIEInc.") a new corporation formed on April 29, 1998 under the laws of Delaware, acquired all of the issued and outstanding ordinary shares of capital and ordinary share options of the Company in exchange for common stock and common stock options of ASIEInc. Under the terms of the agreement, the Company's shares and options were exchanged at a ratio of one share and one option of ASIEInc for every eight shares and eight options of the Company. As a result of the exchange, the Company and its wholly owned subsidiary became wholly owned subsidiaries of ASIEInc, and the shareholders of the Company became shareholders of approximately 92% of ASIEInc. Generally Accepted Accounting Principles used in the United States require that the Company whose shareholders retain a majority interest in a combined business be treated as the acquirer for accounting purposes. As a result, the merger will be treated as an acquisition of ASIEInc. by the Company, and a recapitalization of the Company. Accordingly, the Company's financial statements immediately following the acquisition will be as follows: (1) The Balance Sheet will consist of the Company's net assets at historical cost and ASIEInc.'s net assets at historical cost and
          (2) the Statement of Operations will include the Company's operations, for the period presented and ASIEInc.'s operations from the date of acquisition.

                  ASI ENTERTAINMENT PTY. LTD. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              AS OF JUNE 30, 1998

NOTE  12- SUBSEQUENT EVENTS - (CONT'D)

          Common Stock Offering by Selling Securityholders of ASI
          Entertainment, Inc.

          ASIEInc. is in the process of preparing for filing of a Registration Statement under Form SB-2 whereby the selling security holders of ASIEInc will offer a certain percentage, as defined in the offering document, of their issued and outstanding common stock and common stock options of ASIEInc. ASIEInc is not offering any new shares for sale as part of this filing and will not receive any proceeds of the offering. Accordingly, all offering costs have been expensed.

                           ASI ENTERTAINMENT, INC.
                        (A DEVELOPMENT STAGE COMPANY)

                             FINANCIAL STATEMENTS

                             AS OF JUNE 30, 1998






















                           ASI ENTERTAINMENT, INC.
                        (A DEVELOPMENT STAGE COMPANY)
                                  CONTENTS




       PAGE      1 - INDEPENDENT AUDITORS' REPORT

       PAGE      2 - BALANCE SHEET AS OF JUNE 30, 1998

       PAGE 3 -  5 - NOTES TO BALANCE SHEET AS OF
                     JUNE 30, 1998























                         INDEPENDENT AUDITORS' REPORT


To the Board of Directors of:
 ASI Entertainment, Inc.

We have audited the accompanying balance sheet of ASI Entertainment, Inc. (a development stage company) as of June 30, 1998. This financial statements is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above present fairly in all material respects, the financial position of ASI Entertainment, Inc. (a development stage company) as of June 30, 1998, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3, the Company acquired ASI Entertainment Pty. Ltd. on July 1, 1998. ASI Entertainment Pty. Ltd. has accumulated losses of $473,779 at June 30, 1998 and anticipates recurring losses in connection with continuing engineering, marketing, and general and administrative expenses. Realization of certain assets is dependent upon ASI Entertainment Pty. Ltd's ability to meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern subsequent to the acquisition unless the Company is able to raise the necessary financing. Management's plans in regard to these matters are described in Note 3 of the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.





                                WEINBERG & COMPANY, P.A.


Boca Raton, Florida
November 10, 1998

                           ASI ENTERTAINMENT, INC.
                        (A DEVELOPMENT STAGE COMPANY)
                                BALANCE SHEET
                             AS OF JUNE 30, 1998


                                    ASSETS


CURRENT ASSETS
 Cash                                             $   15,453

      TOTAL ASSETS                                    15,453






                     LIABILITIES AND STOCKHOLDERS' EQUITY




LIABILITIES
 Due to affiliate                                 $   15,311

      Total Liabilities                               15,311


STOCKHOLDERS' EQUITY

  Preferred stock $0.0001 par value,
   20,000,000 shares authorized,
   none issued and outstanding                           -
  Common stock, $0.0001 par value,
   100,000,000 shares authorized,
   417,189 shares issued and outstanding                  42
  Additional paid-in capital                             100

     Total Stockholders' Equity                          142



TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $   15,453







                   See accompanying notes to balance sheet.
                                      2

                           ASI ENTERTAINMENT, INC.
                        (A DEVELOPMENT STAGE COMPANY)
                            NOTES TO BALANCE SHEET
                             AS OF JUNE 30, 1998

NOTE  1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
          POLICIES

          A.  Organization

          ASI Entertainment, Inc. (the "Company"), is a development stage company incorporated on April 29, 1998 under the corporation laws of Delaware for the purpose of acquiring ASI Entertainment Pty. Ltd. The Company had no operations through June 30, 1998.

          ASI Entertainment Pty. Ltd. ("ASIE") (See Note 3) is a development stage company incorporated in Australia in December 1993 under the laws of Victoria, and limited by shares as defined under such corporation laws. ASIE provides in-flight video and audio entertainment and data communications to the commercial airline industry. ASIE intends to generate revenues from selling advertising time on its ASI-9000 Program to be installed on commercial aircraft.

          B.  Use of Estimates

          The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          C.  Income Taxes

          The Company accounts for income taxes under the Financial Standards Board Statement of Financial Standards No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. There was no current or deferred income tax expense or benefit as of June 30, 1998, due to the Company's limited operations.

                                      3

                           ASI ENTERTAINMENT, INC.
                        (A DEVELOPMENT STAGE COMPANY)
                            NOTES TO BALANCE SHEET
                             AS OF JUNE 30, 1998


NOTE  2 -  RELATED PARTY

          Due to Affiliate

          During the period the Company's affiliate, as of July 1, 1998 (See
          Note 4) ASI Entertainment Pty. Ltd., advanced funds in the amount of $15,311 to maintain the Company's US bank account.

          Legal Counsel

          The legal counsel to the Company as of June 30, 1998 is also a majority shareholder

NOTE  3 -  GOING CONCERN

          The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As such, they do not include adjustments relating to the recoverability of recorded asset amounts and classification of recorded assets and liabilities. On July 1, 1998, the Company acquired 100% of ASI Entertainment Pty. Ltd., ("ASIE") an Australian Corporation. ASIE has accumulated losses of $473,779 at June 30, 1998 and will be required to make significant expenditures in connection with continuing engineering and marketing efforts along with general and administrative expenses. The Company's ability to continue its operations is dependent upon its raising of capital through debt or equity financing in order to meet its working needs.

          These conditions raise substantial doubt about the Company's ability to continue as a going concern subsequent to the acquisition, and if substantial additional funding is not acquired or alternative sources developed, management will be required to curtail its operations.

          The Company may raise additional capital by the sale of its equity securities, through an offering of debt securities, or from borrowing from a financial institution. The Company does not have a policy on the amount of borrowing or debt that the Company can incur. The Company may also attempt to negotiate with vendors or customers, airline revenue sharing arrangements by which the Company will share the advertising revenue if the vendor or customer airline provide capital for the equipment. Management believes that actions presently being taken to obtain additional funding provide the opportunity for the Company to continue as a going concern.

                                      4


                           ASI ENTERTAINMENT, INC.
                        (A DEVELOPMENT STAGE COMPANY)
                            NOTES TO BALANCE SHEET
                             AS OF JUNE 30, 1998

NOTE  4 -  SUBSEQUENT EVENTS

          Acquisition

          Under an agreement dated June 10, 1998, effective July 1, 1998, the Company acquired all of the issued and outstanding ordinary shares of capital and ordinary share options of ASIE in exchange for common stock and common stock options of the Company. Under the terms of the agreement, the ASIE's outstanding shares and options were exchanged at a ratio of one share and one option of the Company for every eight shares and eight options of ASIE. As a result of the exchange, ASIE and its wholly owned inactive subsidiary, ASI Media Pty. Ltd. became wholly owned subsidiaries of the Company, and the shareholders of ASIE became shareholders of approximately 92% of the Company. Generally accepted accounting principles require that the Company whose shareholders retain a majority interest in a combined business be treated as the acquirer for accounting purposes. As a result, the merger will be treated as an acquisition of the Company by ASIE, and a recapitalization of ASIE using the purchase method of accounting for financial reporting purposes. Accordingly, the Company's financial statements immediately following the merger will be as follows: (1) The balance sheet will consist of ASIE's net assets at historical cost and the Company's net assets at historical cost and (2) the statement of operations will include the ASIE's operations for the period presented and the operations of the Company from the date of acquisition.

          Common Stock Offering by Selling Securityholders of ASI
          Entertainment, Inc.

          The Company is in the process of preparing for filing a Registration Statement under Form SB-2 whereby the selling securityholders of the Company will offer a certain percentage, as defined in the offering document, of their issued and outstanding common stock and common stock options of the Company. The Company is not offering any shares for sale as part of this filing and will not receive any proceeds of the offering.

          Formation of Subsidiary

          Subsequent to June 30, 1998, the Company incorporated a wholly owned subsidiary, ASI Technologies, Inc. under the laws of Delaware.



                                      5



                  ASI ENTERTAINMENT, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEET

                                                   AS OF SEPTEMBER 30, 1998
                                                         (UNAUDITED)

                                            ASSETS


CURRENT ASSETS

Cash and cash equivalents                           $         14,495
Trade accounts receivable                                     11,823

Total Current Assets                                          26,318

NON CURRENT ASSETS
Property and equipment, net                                1,160,343
Investments in media rights, net                             246,496

Total Non Current Assets                                   1,406,839

TOTAL ASSETS                                              $1,433,157


                                   LIABILITIES AND SHARHOLDERS' EQUITY

CURRENT LIABILITIES

Accounts payable and accrued expenses                         5,949

Total Liabilities                                             5,949

SHAREHOLDERS' EQUITY

Preferred stock $0.0001 par value, 20,000,000 shares
authorized, non issued and outstanding                      $

Common stock, $0.0001 par value, 100,000,000 shares
authorized, 5,754,337 shares issued and outstanding              575

Additional paid-in capital                                 2,273,065

Deficit accumulating during development stage               (566,475)

Cumulative translation adjustment                           (279,957)

Total Shareholders' Equity                                 1,427,208

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                $1,433,157


    See accompanying notes to unaudited consolidated financial statements.


ASI ENTERTAINMENT, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTH PERIODS ENDING SEPTEMBER 30, 1998 AND SEPTEMBER 30, 1997 AND FROM DECEMBER 15, 1993 (INCEPTION) TO SEPTEMBER 30,1998

                   Cumulative from
                   December 15,
                 1993 (Inception)      July 1, 1997 to      July 1, 1998 to
                 to September 30,      September 30,        September 30,
                       1998                  1997                   1998

REVENUES                  62,692             20,006                17,735
Cost of sales             31,771             10,003                 9,293
Gross Profit              30,921             10,003                 8,442

EXPENSES:
Officers' compensation   110,484             19,500                20,196
Other employee
   compensation           34,200              5,850                    -
Accounting and auditing   27,297                663                12,073
Advertising and
    promotion              8,865                975                    76
Amortisation              64,773                 -                 15,300
Banking                      632                132                   101
Convention Expense         4,068              1,296                 1,159
Communications               341                 -                    341
Depreciation              88,384             13,727                16,156
Directors fees            17,566                 -                  3,886
Engineering               24,551              6,305                 1,831
Management fee             9,248              1,950                 1,040
Marketing expense         24,663              4,367                 9,506
Offering costs           106,914                812                11,456
Professional fees         29,919                 -                    -
Other office expenses,
 rent and utilities          966                 68                   -
Travel                    44,525             10,518                 8,017
Total Expenses           597,396             66,163               101,138

NET LOSS           $    (566,475)        $  (56,160)        $     (92,696)

Weighted average number of shares
outstanding during the period
                       5,359,105          5,337,148              5,754,337

Net loss per common share and equivalents
                   $     (0.106)        $   (0.011)         $       (0.016)



    See accompanying notes to unaudited consolidated financial statements.



                               ASI ENTERTAINMENT, INC. AND SUBSIDIARIES
                                    (A DEVELOPMENT STAGE COMPANY)
                              CONSOLIDATED STATEMENT OF CASH FLOWS
                          FOR THE PERIOD JULY 1, 1998 TO SEPTEMBER 30, 1998
                                                (UNAUDITED)

Cash flows from operating activities:
Net Loss                                                    (92,696)
Adjustments to reconcile net loss to
net cash provided by operating activities:
Depreciation                                                 16,156
Amortization                                                 15,300
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable                                          (5,273)
Other receivables                                             3,047
Increase (decrease) in:
Accounts payable and accrued expenses                        (2,276)

Total adjustments to reconcile net loss to net
cash provided by operating activities:                       26,954

Net cash used in operating activities                       (65,742)

Effect of exchange rate changes on cash                        (396)

Net decrease in cash                                        (66,138)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD             80,633

CASH AND CASH EQUIVALENTS AT END OF PERIOD                  $14,495






    See accompanying notes to unaudited consolidated financial statements.

                                   ASI ENTERTAINMENT, INC. AND SUBSIDIARIES
                                      (A DEVELOPMENT STAGE COMPANY)
                                           NOTES TO BALANCE SHEET
                                         AS OF SEPTEMBER 30, 1998
                                                 (UNAUDITED)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation
The accompanying unaudited consolidated financial statements include the accounts of ASI Entertainment, Inc. and its wholly owned subsidiaries, ASI Technologies, Inc. and ASI Entertainment Pty. Ltd., an Australian corporation. ASI Media Pty. Ltd., an inactive wholly owned subsidiary of the Australian corporation is also included. (All entities are collectively referred to as "the Company").

Development Stage Company
The Company is operating as a development stage company and intends to generate revenues primarily from selling advertising time on its ASI-9000 Program to be installed on commercial aircraft.

Basis of Presentation
The accompanying unaudited consolidated financial statements of the Company have been prepared in accordance with Generally Accepted Accounting Principles used in the United States and with the rules and regulations of the United States Securities and Exchange Commission for the interim financial information. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position and results of operations.

Adjustments are made to translate the statutory financial statements of the Company's Australian subsidiaries to Generally Accepted Accounting Principles used in the United States. The functional currency of the Company's Australian subsidiary is the Australian dollar. The functional currency of the United States entities is the United States dollar. The unaudited consolidated financial statements are expressed in United States dollars. It is management's opinion that all other material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair consolidated financial statement presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

For further information, refer to the consolidated financial statements and footnotes of ASI Entertainment Pty. Ltd. and ASI Entertainment, Inc. include in the Company's Form SB-2 for the year ended June 30, 1998.

Per Share Data
Net loss per common share is computed by dividing net loss by the weighted average common shares outstanding during the period as defined by Financial Accounting Standards, No. 128, "Earnings per Share". The assumed exercise of common share equivalents was not utilized since the effect was anti-dilutive.



                             ASI ENTERTAINMENT, INC. AND SUBSIDIARIES
                                   (A DEVELOPMENT STAGE COMPANY)
                                       NOTES TO BALANCE SHEET
                                    AS OF SEPTEMBER 30, 1998
                                             (UNAUDITED)

NOTE 2. MERGER

Under an agreement dated June 10, 1998, ASI Entertainment, Inc. ("ASIEInc.") a new corporation formed on April 29, 1998 under the laws of Delaware, acquired all of the issued and outstanding ordinary shares of capital and ordinary share options of ASI Entertainment Pty. Ltd. in exchange for common stock and common stock options of ASIEInc. Under the terms of the agreement, ASI Entertainment Pty. Ltd.'s shares and options were exchanged at a ratio of one share and one option of ASIEInc. for every eight shares and eight options of ASI Entertainment Pty. Ltd. As a result of the exchange, ASI Entertainment Pty. Ltd. and its wholly owned subsidiary became wholly owned subsidiaries of ASIEInc., and the shareholders of ASI Entertainment Pty. Ltd. became shareholders of approximately 92% of ASIEInc.
 Generally Accepted Accounting Principles used in the United States require that the Company whose shareholders retain a majority interest in a combined business be treated as the acquirer for accounting purposes. As a result, the merger will be treated as an acquisition of ASIEInc. By ASI Entertainment Pty. Ltd., and a recapitalization of ASI Entertainment Pty. Ltd. Accordingly, the Company's financial statements immediately following the acquisition follows: (1) The Balance Sheet will consist of ASI Entertainment Pty. Ltd.'s net assets at historical cost and ASIEInc.'s net assets at historical cost, and (2) the Statement of Operations includes ASI Entertainment Pty. Ltd.'s operations for the period presented and ASIEInc.'s operations from the date of acquisition.

                          ASI ENTERTAINMENT, INC. AND SUBSIDIARIES
                                (A DEVELOPMENT STAGE COMPANY)
               CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                 FOR THE PERIOD JULY 1, 1998 TO SEPTEMBER 30, 1998
                                      (UNAUDITED)

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

                                                         DEFICIT
                                                         ACCUM-
                                                         ULATED
                                                         DURING       CUMULATIVE
                                            ADDITIONAL   DEVELOP-     TRANS-
                     COMMON      SHARES     PAID-IN      MENT         LATION
                     STOCK       AMOUNT     CAPITAL      STAGE        ADJUSTMENT     TOTAL
Balance,
June 30, 1998        417,189     42         100          -            -              142

Shares issued
pursuant to merger
with ASI Enter-
tainment Pty. Ltd.   5,337,148   533        -            -             -             533

Adjustment to
additional
paid-in capital      -           -          2,272,965    -             -             2,272,965
under re-capital-
ization
accounting

Adjustment to
retained earnings
under
re-capitalization
accounting           -             -        -            (473,779)     -             (473,779)

Adjustment to
cumulative foreign
currency
translation          -             -        -            -             (271,262)     (271,262)

Effect of foreign
currency transla-
tion for period      -             -        -            -             (8,695)       (8,695)

Net Loss for
period               -             -        -            (92,696)      -             (92,696)

Balance
September 30,
1998                 5,754,337     $575     $2,273,065   $(566,475)    $(279,957)    $1,427,208


    No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations may not be relied on as having been authorized by the Company or by any of the Underwriters. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell, or solicitation of any offer to buy, by any person in any jurisdiction in which it is unlawful for any such person to make such offer or solicitation.
  Neither the delivery of this Prospectus nor any offer, solicitation or sale made hereunder, shall under any circumstances create any implication that the information herein is correct as of any time subsequent to the date of the Prospectus.

  ------------------------

  TABLE OF CONTENTS
   Page
  Prospectus Summary
  Risk Factors
  The Company
  Use of Proceeds
  Dividend Policy
  Business
  Plan of Operation
  Management
  Security Ownership of Certain
   Beneficial Owners and Management
  Selling Securityholders
  Certain Relationships and Related Transactions
  Description of Securities
  Plan of Distribution
  Legal Matters
  Experts
  Available Information
  Index to Financial Statements

       Until 90 days after the date of this Prospectus, all dealers effecting transactions in the registered Securities, whether or not participating in this distribution, may be required to deliver a Prospectus.












                                          PART II

                         INFORMATION NOT REQUIRED IN THE PROSPECTUS

       ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

               The following table sets forth the expenses in connection with this Registration Statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

          Filing Fee - Securities and Exchange Commission             $ 2,639
          Fees and Expenses of Accountants and legal counsel          100,000
          Blue Sky Fees and Expenses                                    2,000
          Printing and Engraving Expenses                               1,000
          Miscellaneous Expenses                                        1,000

               Total                               $104,639


       ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

               The Company is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any action, suit or proceeding. The Certificate of Incorporation and the By-laws of the Company provide for indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

               The General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
       (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
       Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transaction
       from which the director derived an improper personal benefit.   The
       Company's Certificate of Incorporation contains such a provision.

       INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, IT IS THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.


       ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

               The Company (and ASI Entertainment Pty. Ltd. prior to becoming a subsidiary of the Company) issued shares of Common Stock, par value $.0001 per share, to the following individuals or entities for the consideration as listed in cash. If any of these sales were made within the United States or to United States citizens or residents, such sales were made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. Pursuant to the stock exchange agreement between ASI Entertainment Pty. Ltd. and the Company, by which ASI Entertainment Pty. Ltd. became a subsidiary of the Company, the Company issued 5,293,990 shares of Common Stock for the outstanding stock of ASI Entertainment Pty. Ltd., which resulted in an exchange ratio of eight shares of ASI Entertainment Pty. Ltd. exchanged for each shares of Common Stock of the Company issued. The chart herein below reflects the pre- and post-exchange numbers. Some of holders of the shares listed below have subsequently transferred their shares and the below list does not purport to be a current listing of shareholders of the Company.

                                                Number of Shares
                                            Pre-        Post-      Consid-
Date             Shareholder                Exchange    Exchange   eration

1/16/96    ASI Technologies Pty. Ltd       12,000,00   1,500,000   A$1,200,000
1/16/96    ASI Technologies Pty. Ltd              10        12.5     A$10
1/16/96    ASI Technologies Pty. Ltd              20         2.5     A$2
12/16/96   ASI Technologies Pty. Ltd
                ("ASIT Australia")         5,279,800     659,975   A$527,980
1/30/96    ASI (Holdings) Pty. Ltd           500,000      62,500   A$50,000
8/08/97    Swiss Time Australia Pty Ltd      650,000      81,250   A$65,000
8/08/97    Maxwell Grant Productions         250,000      31,250   A$25,000
               Pty. Ltd.
9/30/97    Wardour Consultants Limited     2,000,000     250,000   A$200,000
9/30/97    Research Trust No. 1            6,500,000     812,500   A$650,000
9/30/97    Research Trust No. 2            2,000,000     250,000   A$200,000
9/30/97    Wardour Consultants Limited     4,500,000     562,500   A$450,000
1/29/98    Swiss Time Australia Pty Ltd    1,500,000     187,500   A$150,000
1/29/98    Maxwell Grant Productions
               Pty. Ltd.                     400,000      50,000   A$40,000
3/18/98    Vision, Inc.                    2,500,000     312,500   A$250,000
3/10/98    Albesda Pty.Ltd.                  100,000      12,500   A$10,000
3/25/98    Nona Cole                         150,000      18,750   A$15,000
5/01/98    Pierce Mill Associates, Inc.                  417,189    $42
5/16/98    Australian Authorised
             Investments Ltd.                500,000      62,500   A$50,000
5/15/98    Research Trust No. 1              300,000      37,500   A$30,000
5/15/98    John Tcheng                       500,000      62,500   A$50,000
5/15/98    Irene Tcheng                      600,000      75,000   A$60,000
5/15/98    Lesley Tcheng                     120,000      15,000   A$12,000
5/15/98    Victoria Tcheng                   120,000      15,000   A$12,000
5/15/98    Ky Ung Dzung                      425,000      53,125   A$42,500
5/15/98    Charles Chan Lum Chow             600,000      75,000   A$60,000
5/15/98    Wolfgang Borner                   165,000      20,625   A$16,500
5/15/98    Ng Kiam Fong                       42,000       5,250   A$4,200
5/15/98    Beverly & David Chalmers          150,000      18,750   A$15,000
6/09/98    Capital General Corporation, Ltd.              43,138   **
6/10/98    Instil Enterprises Pty.Ltd.       500,000      62,500   A$50,000


       ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

       (a)     Exhibits

       3.1**            Certificate of Incorporation

       3.2**            By-Laws of the Company

       4.1*             Form of Common Stock Certificate

       5.1*             Opinion of Cassidy & Associates

       10.1 Form of Exchange of Stock Agreement between ASI Entertainment Pty. Ltd. and ASI Entertainment, Inc.

       10.2              Form of Exchange of Option Agreement between ASI
                        Entertainment Pty.  Ltd and ASI Entertainment, Inc.

       10.3* Option Agreement between ASI Entertainment Pty. Ltd and holders thereof.

       10.4* ASI Entertainment Pty. Ltd. Supply and License Agreement with Air Europa

       10.5 Purchase agreement of September 30, 1997 between ASI Technologies Pty. Ltd. and ASI Entertainment Pty. Ltd.

       10.6             Purchase agreement of December 16, 1996 with ASIT
                        Australia

       10.7 Agreement of October 9, 1997 between ASI Media and ASI Entertainment, Inc.

       21.1*            Subsidiaries of the Company

       24.1             Consents of Accountant

       24.2*             Consent of Cassidy & Associates (included in
                        Exhibit 5)

       27       Financial Data Schedule
       ---------------
       *       To be filed by Amendment.
       **      Previously filed

       (b) The following financial statement schedules are included in this Registration Statement.

               None.


       ITEM 17.  UNDERTAKINGS.

               The undersigned registrant hereby undertakes:

               (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

           (c)   The undersigned registrant hereby undertakes that:

                (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                         SIGNATURES


               Pursuant to the requirements of the Securities Act of 1933, as amended, ASI Entertainment, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Victoria, Australia on the 27th day of December, 1998.


                                  ASI ENTERTAINMENT, INC.


                                  By:  /s/ Ronald J. Chapman
                                          Ronald J. Chapman
                                          President



               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


 Signature                              Title                   Date


/s/ Ronald J. Chapman                    Director                12/27/98


/s/ Graham O. Chappell                   Director                12/27/98


/s/ Philip A.  Shiels                    Director               12/27/98